As filed with the Securities and Exchange Commission on August 18, 2005.

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 4
                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    WIZZARD SOFTWARE CORPORATION
                    ----------------------------
          (Name of small business issuer in its charter)

      Colorado                         7372                   87-0575577
      --------                         ----                 ---------------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)

                             5001 Baum Boulevard
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
       (Address and telephone number of principal executive offices)

                             5001 Baum Boulevard
                       Pittsburgh, Pennsylvania 15213
                       ------------------------------
                  (Address of principal place of business
                  or intended principal place of business)

                           Christopher J. Spencer
                             5001 Baum Boulevard
                       Pittsburgh, Pennsylvania 15213
                              (412) 621-0902
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================

                        CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share (1)   Price (1)      Fee
==============================================================================

Common Stock (1)        1,648,352     $3.96       $ 6,527,473.92 $   827.03
Common Stock (1)(2)(3)    671,674 (4) $1.55       $ 1,041,094.70 $   131.91

TOTALS                  2,320,026                 $ 7,568,568.62 $   958.94

==============================================================================

(1) These shares are registered on behalf of the selling stockholders and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act on the basis of the average of the bid and asked prices of our common stock as quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. or the NASD on the business day immediately prior to the filing of the registration statement with respect to which this post-effective amendment is filed.

(2) In accordance with Rule 416 promulgated under the Securities Act, a presently undeterminable number of shares of common stock are also being registered hereunder which may be issued in the event that the anti-dilution provisions of our warrants becomes operative. Additional shares issuable to holders of our Convertible Notes (see footnote 4, below) because of market price declines of our common stock will not be covered under this registration statement.

(3) Represents shares issuable upon the exercise of warrants issued by us having an exercise price of $1.55 per share as outlined in our warrant table in the description of our securities.

(4) The issuer registered a total of 824,174 shares underlying warrants in the registration statement with respect to which this amendment is filed. This figure represents the 671,674 shares underlying warrants that have not yet been exercised and that have not been sold as of the date of this post-effective amendment.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 PROSPECTUS

                        WIZZARD SOFTWARE CORPORATION
       2,320,026 Shares of Common Stock Offered by Selling Stockholders

     This prospectus covers an aggregate of 2,320,026 shares of our common stock that the selling stockholders may sell.

     Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "WIZD." On May 31, 2005, the last sale price of our common stock as quoted on the OTC Bulletin Board was $2.00.

     These securities involve a high degree of risk. See the caption "Risk Factors," beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     The date of this prospectus is _____________, 2005.

                         TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . .14

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

Determination of Offering Price and Dilution. . . . . . . . . . . . . .14

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . 15

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 17

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .19

Directors, Executive Officers, Promoters and Control Persons . . . . . 19

Security Ownership of Certain Beneficial Owners and Management . . . . 23

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .25

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .30

Disclosure of Commission Position on Indemnification for Securities . .30 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  31

Management's Discussion and Analysis or Plan of Operation . . . . . . .48

Certain Relationships and Related Transactions . . . . . . . . . . . . 55

Market for Common Equity and Related Stockholder Matters . . . . . . . 55

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 57

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 60

Changes in and Disagreements with Accountants on Accounting and . . . .61
Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . .62

                              PROSPECTUS SUMMARY

                         WIZZARD SOFTWARE CORPORATION
                         ----------------------------

                                 The Company
                                 -----------

     The business of Wizzard Software Corporation includes computer software products that focus on speech recognition and text-to-speech technology (speech technology) to make computers listen and respond to users through verbal communications. Wizzard provides software programming tools and services which allow companies to incorporate speech technology into their products and services. Additionally, Wizzard offers, exclusively in some cases, speech technology engines from AT&T and IBM for which Wizzard receives a royalty for each copy of these engines distributed with their customers products and services. Our products include:

     Voice Tools - Programming tools for software developers to incorporate the speech technology of their choice in a quick and inexpensive fashion. Voice Tools have been distributed over 100,000 since their creation in 2000 and have resulted in the addition of speech technology in over 1000 products to date.

     Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools product line and assist in getting the speech engines Wizzard distributes for IBM and AT&T incorporated into customers products resulting in royalty payments for each copy distributed by the customer.

     Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world and also offers Speech Recognition Engines from IBM. Wizzard receives royalties for each copy distributed by its customers and in turn, pays a percentage of that royalty to IBM or AT&T.

     Our principal executive offices consist of approximately 3,500 square feet of office space located at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania. Our telephone number is (412) 621-0902. We also maintain a sales office in Deerfield Beach, Florida. We have sales representatives located in Chicago and Cleveland.

     We currently spend approximately $120,000 per month. Wizzard raises capital from time to time as needed and plans to secure enough capital for over one year of operations.


                                 The Offering
                                 ------------

Securities offered by us . . . .None.

Securities that may be sold
by our stockholders . . . . . . 2,320,026 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholders when they sell shares of our common stock; however, we may receive up to $1,041,094.70 from the exercise of outstanding warrants to acquire shares underlying warrants that are being registered. As of the date of this prospectus, the selling stockholders have exercised and resold a total of 152,500 shares out of the 824,174 shares underlying warrants that were registered with the Securities and Exchange Commission in May, 2004.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .Interwest Transfer Company, 1981 East Murray-
                                Holladay Road, Salt Lake City, Utah 84117,
                                Telephone No. 801-272-9294, serves as the transfer agent and registrar for our outstanding securities.

     We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholders will only be responsible for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholders may sell their common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders as they shall agree.

                             RISK FACTORS
                             ------------

     You should carefully read our entire prospectus and consolidated financial statements and related notes.

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

                  We Face Risks Related to Our Business
                  -------------------------------------

     We have a history of losses and expect to incur losses in the future, and we may never achieve profitability.
-----------------------------------

     During 2004, Wizzard incurred a net loss of $5,486,840, versus $2,044,042 in 2003. On a per-share basis, these losses equated to $0.22 and $0.10, respectively. Because we need to establish our brand and service, we expect to incur increasing sales and marketing, product development and administrative expenses. As a result, we will need to generate significant revenues to achieve and maintain profitability. We cannot assure you that we will ever be able to operate profitably.

     Our auditor's "going concern" opinion highlights the risk that we may not be able to continue in business.
------------------------------------

     The Independent Auditor's Report for our audited financial statements for the years ended December 31, 2004, and 2003, expresses "substantial doubt about [our] ability to continue as a going concern," due to our lack of profitable operations and our significant losses since inception. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

     We face a higher risk of failure because we cannot accurately forecast our future revenues and operating results.
------------------------------------------

      Our short operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast our revenues and operating results. Furthermore, we expect our revenues and operating results to fluctuate in the future due to a number of factors, including the following:

          *     the timing of sales of our products and services;

          * the timing of product implementation, particularly large design projects;

          *     unexpected delays in introducing new products and services;

          * increased expenses, whether related to sales and marketing, product development, or administration;

          * deferral of revenue recognition in accordance with applicable accounting principles, due to the time required to complete projects;

          *     the mix of product license and services revenue; and

          * costs related to possible acquisitions of technology or businesses.

     We face a higher risk of failure because the voice-recognition business is in its infancy.
---------------------------

      We face the difficulties frequently encountered by companies in the early stage of development in new and evolving markets. These potential difficulties include the following:

          * substantial delays and expenses related to testing and developing of our new products;

          * marketing and distribution problems with new and existing products and technologies;

          *     competition from larger and more established companies;

          *     delays in reaching our marketing goals;

          * difficulty in recruiting qualified employees for management and other positions;

          *     our lack of sufficient customers, revenues and cash flow; and

          *     our limited financial resources.

     We may continue to face these and other difficulties in the future. Some of these problems may be beyond our control. If we are unable to successfully address them, our business will suffer.

     If we can not show that our speech recognition technologies are commercially viable, our business may fail.
-------------------------------------------

     Wizzard, in assessing our future potential, places great importance on the successful development of our speech recognition programming tools, services, talking pill bottle and other speech recognition application technologies. These technologies are still in their early stages. They have only recently become marketable and have been made generally available only in their intended market. We have not yet demonstrated that our products can attract sufficient commercial interest or, if they do, that we can market them successfully. Competitors with far greater financial resources than we have may create and market competing products. If management's expectations for our products do not materialize for any reason, our overall expectations will be seriously compromised.

     Our management has determined that our internal controls over financial reporting contain material weaknesses, which raises the risk that our financial statements may contain errors.
--------------------------------------------

     In connection with the completion of its audit of, and the issuance of its report on, our consolidated financial statements for the year ended December 31, 2004, our independent accountants, Gregory & Eldredge, LLC identified deficiencies that existed in the design or operation of our internal control over financial reporting that it considered to be "material weaknesses." The Public Company Accounting Oversight Board had defined a material weakness as a "significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial will not be prevented or detected."

     The material weaknesses identified relate to:

     * the lack of sufficient knowledge and experience among the internal accounting personnel regarding the application of US GAAP and SEC requirements;

     * insufficient written policies and procedures for accounting and financial reporting with respect to the current requirements and application of US GAAP and SEC disclosure requirements documentation of control procedures and;

     * segregation of duties.

     For additional information on these material weaknesses, the status of our efforts to address them, and the material costs involved, see the subheading "Controls and Procedures" under the caption "Management's Discussion or Analysis and Plan of Operation."

     If we do not achieve the brand recognition necessary to succeed in the speech recognition technology markets, we will not be able to compete.
----------------------------------------------------------------------

     We must quickly build our Wizzard brand to gain market acceptance for speech recognition programming tools and our talking pill bottle and other speech recognition products and services. We believe that our long-term success will require that we obtain significant market share for our products and services before other competitors enter the market. We must spend large amounts on product development, strategic relationships and marketing initiatives in order to establish our brand awareness. We cannot be certain that we will have enough resources to build our brand and to obtain commercial acceptance of our products and services. If we do not gain market acceptance for our speech recognition programming tools, our talking pill bottle and related speech recognition products and services, we will not be able to compete in our industry.

     Our expansion plans may not be cost-effective.
     ----------------------------------------------

     We have pursued, and may continue to pursue, strategic alliances with new or complementary businesses in an effort to enter into new business areas, diversify our sources of revenue and expand our speech recognition applications products and services. If we pursue strategic alliances with new or complementary businesses, we may not be able to expand our product or service offerings and related operations in a cost-effective or timely way.
We may experience increased costs, delays and diversions of management's attention when beginning any new businesses or services. Also, any new business or service that users do not favorably receive could damage our reputation and brand name in the speech recognition applications technology markets. We also cannot be certain that we will get enough revenues from any expanded products or services to offset related costs. Any expansion of our operations may require additional expenses. These efforts may strain our management, financial and operational resources.

     Our limited resources may make it harder for us to manage growth.
     -----------------------------------------------------------------

     We have a limited basis upon which to evaluate our systems' ability to handle controlled or full commercial availability of our products and services. We anticipate that we will expand our operations significantly in the near future, and we will have to expand further to address the anticipated growth in our user base and market opportunities. To manage the expected growth of operations and personnel, we will need to improve existing, and implement new, systems, procedures and controls. In addition, we will need to expand, train and manage an increasing employee base. We will also need to expand our finance, administrative and operations staff. We may not be able to effectively manage this growth. Our planned expansion in the near future will place, and we expect our future expansion to continue to place, a significant strain on our managerial, operational and financial resources.
Our planned personnel, systems, procedures and controls may be inadequate to support our future operations. If we can not manage growth effectively or if we experience disruptions during our expansion, the expansion may not be cost-effective.

     If we become unable to obtain component products from our vendors, our sales may not be able to keep up with demand.
---------------------------------------------

     We purchase major components of our products from outside suppliers. At any given time we may find ourselves unable to obtain those components, which could prevent us from meeting customer demand.

     If we can not compete successfully, we may have to go out of business.
     ----------------------------------------------------------------------

     The market for computer software, and specifically speech recognition technology products and services is highly competitive. Current competitors include ScanSoft, Elan and Fonix. In addition, competitors may be developing speech recognition products and services that we may not be aware of. Many of our current and potential competitors have much greater financial, technical, marketing, distribution and other resources. They also have greater name recognition and market presence, longer operating histories and lower cost structures than we have. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements. Our ability to compete successfully in the rapidly evolving speech recognition market will depend upon certain factors, many of which are beyond our control and that may affect our ability to compete successfully.

     We may also face competition from a number of indirect competitors that specialize in electronic commerce and other companies with substantial customer bases in the computer field and other technical fields. Additionally, companies that control access to transactions through a network or Web browser could promote our competitors or charge us a substantial fee for similar access or promotion. Our competitors may also be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies as use of speech recognition products and services increases.

     We may be unable to compete successfully against current and potential competitors, and the competitive pressures we face could cause our business to fail.

     Our business would be seriously impaired if our rights in our technology were compromised in any way.
----------------------------

     Wizzard licenses the speech recognition engines upon which its products operate from AT&T, Dragon, Philips, IBM and Microsoft. We rely on non-disclosure, confidentiality and non-competition agreements with our employees to protect many of our rights in our technology. If our employees breach these agreements, we may incur significant expenses to enforce our contractual restrictions and protect our rights. Management believes that Wizzard has proprietary rights to its products, including copyright and trademark protection that will discourage others from replicating our products.
However, while we have sought patent protection for certain proprietary components of our speech recognition programming tools, our talking pill bottle and other speech recognition application technologies, we have not opinions from independent intellectual property counsel that the copyrights and trademarks are valid or, if valid, that their issuance, together with such other proprietary rights that we own will be sufficient to protect us from those who would try to capitalize on our success through imitation. Our patent applications remain pending at this point. Our business plan and strategy are to commercialize various speech recognition application technologies. Termination of our relationship by our licensors of speech recognition engines for any reason, or unauthorized disclosure of our application technologies to third parties, would cause serious harm to our business, financial position and results of operations.

     We depend on four primary suppliers for software integrated into our system, and the loss of any could prevent us from making our products.
----------------------------------------------------------------------

     Dragon, IBM, AT&T and Microsoft supply the primary speech recognition engines that are used with our products. We cannot guarantee that we will be able to continue to license these speech recognition engines after the current licenses expire or that alternative speech recognition engines appropriate for use with our products will be available at that time. If we can not retain these or comparable licenses, we may be unable to produce our products.

     Any unintentional infringement on the proprietary rights of others could be expensive and could cut our revenues.
----------------------------------------

     Many software companies bring lawsuits alleging violation of intellectual property rights. In addition, a large number of patents have been awarded in the voice-recognition area. Although we do not believe that we are infringing any patent rights, patent holders may claim that we are doing so. Any such claim would likely be time-consuming and expensive to defend, particularly if we are unsuccessful, and could prevent us from selling products or services. We may also be forced to enter into costly and burdensome royalty and licensing agreements.

     If we do not respond effectively to technological change, our products and services could become obsolete.
-----------------------------------

     The development of our products and services and other technology entails significant technical and business risks. To remain competitive, we must continue to improve our products' responsiveness, functionality and features. High technology industries are characterized by:

          *     rapid technological change;

          *     changes in user and customer requirements and preferences;

          * frequent new product and services introductions embodying new technologies; and

          *     the emergence of new industry standards and practices.

     The evolving nature of the Internet could render our existing technology and systems obsolete. Our success will depend, in part, on our ability to:

          * license or acquire leading technologies useful in our business;

          * develop new services and technologies that address our users' increasingly sophisticated and varied needs; and

          * respond to technological advances and emerging industry and regulatory standards and practices in a cost-effective and timely way.

     Future advances in technology may not be beneficial to, or compatible with, our business. Furthermore, we may not use new technologies effectively or adapt our technology and systems to user requirements or emerging industry standards in a timely way. In order to stay technologically competitive, we may have to spend large amounts of money and time. If we do not adapt to changing market conditions or user requirements in a timely way, our business, financial condition and results of operations could be seriously harmed.

     If we fail to develop new products, or if we incur unexpected expenses or delays in product development, we may lose our competitive position.
-----------------------------------------------------------------------

      Although we currently have fully developed products available for sale, we are also developing various products and technologies that we will rely on to remain competitive. Due to the risks in developing new products and technologies, limited financing, competition, obsolescence, loss of key personnel and other factors, we may fail to develop these technologies and products, or we may experience lengthy and costly delays in doing so. Although we may be able to license some of our technologies in their current stage of development, we cannot assure you that we will be able to do so.

     We could incur significant expenses if our technologies and products contain defects.
----------------

      Voice-recognition products are not currently accurate in every instance, and may never be. We could inadvertently release products and technologies that contain defects. In addition, third-party technology that we include in our products could contain defects. Even though our licensing agreement with users contains language that is intended to protect us from liability for defects, clients who are not satisfied with our products or services could bring claims against us for substantial damages. These claims could cause us to incur significant legal expenses and, if successful, could result in the claimants being awarded significant damages.

     Our agreement with a creditor may make it harder for us to raise needed capital.
--------

     We signed a Securities Purchase Agreement with Maricopa Equity Management Corp., a Minnesota corporation, on September 14, 2001. Under the Agreement, we can not sell more than 500,000 shares of our common stock at below market price during any three month period. This restriction may make it more difficult for us to raise the money that we need to continue our operations. Without this additional funding, we may have to cut back our operations significantly. For a more detailed discussion of our Agreement with Maricopa, see the heading "Series 2001-A Eight Percent (8%) Convertible Notes" under the caption "Description of Securities."

     If we lose our key personnel or are unable to hire additional personnel, we will have trouble growing our business.
------------------------------------------

     We depend to a large extent on the abilities of our key management and technical personnel, in particular Christopher J. Spencer, our President and Treasurer, and Armen Geronian, our Chief Technology Officer. The loss of any key employee or our inability to attract or retain other qualified employees could seriously impair our results of operations and financial condition.

     Our future success depends on our ability to attract, retain and motivate highly skilled technical, marketing, management, accounting and administrative personnel. We plan to hire additional personnel in all areas of our business. Competition for qualified personnel is intense. As a result, we may be unable to attract, assimilate or retain qualified personnel. We may also be unable to retain the employees that we currently employ or to attract additional technical personnel. The failure to retain and attract the necessary personnel could seriously harm our business, financial condition and results of operations.

     System and online security failures could harm our business and operating results.
------------------

     The operation of our business depends on the efficient and uninterrupted operation of our computer and communications hardware systems. Our systems and operations will be vulnerable to damage or interruption from many sources, including fire, flood, power loss, telecommunications failure, break-ins, earthquakes and similar events. Our servers will also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. Any substantial interruptions in the future could result in the loss of data and could destroy our ability to generate revenues from operations.

     The secure transmission of confidential information over public networks is a significant barrier to electronic commerce and communications. Anyone who can circumvent our security measures could misappropriate confidential information or cause interruptions in our operations. We may have to spend large amounts of money and other resources to protect against potential security breaches or to alleviate problems caused by any breach.

     Our operating results could be impaired if we become subject to burdensome government regulation and legal uncertainties.
---------------------------------------------------------

     We are not currently subject to direct regulation by any domestic or foreign governmental agency, other than regulations applicable to businesses generally. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet, relating to:

          *     user privacy;

          *     pricing;

          *     content;

          *     copyrights;

          *     distribution; and

          *     characteristics and quality of products and services.

     The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet could decrease demand for our products and services and increase our cost of doing business. Moreover, the applicability of existing laws to the Internet is uncertain with regard to many issues, including property ownership, export of specialized technology, sales tax, libel and personal privacy. Our business, financial condition and results of operations could be seriously harmed by any new legislation or regulation. The application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could also harm our business.

     We plan to offer our speech recognition products over the Internet in multiple states and foreign countries. These jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Other states and foreign countries may also attempt to regulate our business or prosecute us for violations of their laws. Further, we might unintentionally violate the laws of foreign jurisdictions and those laws may be modified and new laws may be enacted in the future.

     The United States Congress has enacted legislation limiting the ability of the states to impose taxes on Internet access or to impose multiple or discriminatory taxes on electronic commerce. This legislation, known as the Internet Tax Nondiscrimintation Act, imposed a moratorium , which commenced November 1, 2003 and ends on November 1, 2007, on state and local taxes on electronic commerce, where such taxes are discriminatory, and Internet access, unless the taxes were generally imposed and actually enforced prior to October 1, 1998. Failure to renew this legislation beyond November, 2007, will allow various states to impose taxes on Internet-based commerce. The imposition of these taxes could seriously adversely affect Internet commerce and hinder our ability to become profitable.

     Our industry is experiencing consolidation that may intensify competition.
------------

     The Internet industry has recently experienced substantial consolidation. We expect this consolidation to continue. Acquisitions could harm us in a number of ways. For example:

          * a competitor could be acquired by a party with significant resources and experience that could increase the ability of the competitor to compete with our products and services; and

          * other companies with related interests could combine to form new, formidable competition, which could preclude us from obtaining access to certain markets or content, or which could dramatically change the market for our products and services.

   There Are Substantial Risks Related to Our Common Stock and Management's
                 Percentage of Ownership of Our Common Stock
                 --------------------------------------------

     Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
-----------------------------

     The public market for our common stock is limited and volatile. As with the market for many other companies in new and emerging industries, any market price for our shares is likely to continue to be very volatile. In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price. The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

     In addition, the stock market in general and the market for Internet and technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is "penny stock," you may have greater difficulty selling your shares.
--------------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares. For more information about "penny stocks," see the heading "Penny Stock" under the caption "Description of Securities."

     The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy. This imbalance may place downward pressure on our stock price.

     Approximately 13,450,228 shares of our common stock are presently publicly traded. This number will be increased by the 671,674 shares underlying the warrants, which may be offered by this prospectus. In addition, we have recently filed a separate registration statement on Form SB-2 with respect to a total of 2,800,001 shares of our common stock, of which 1,400,001 shares underlie other presently outstanding warrants, with the remaining 1,400,000 shares being issuable upon conversion of certain convertible notes. This potential increase in the number of shares that may be available for public trading from 13,450,228 shares to 16,921,903 shares may dramatically reduce the price of our common stock on the basis of supply and demand alone. In addition, a significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also place downward pressure on our stock price.

     You will have little ability to influence the direction of Wizzard's business.
---------

     Our executive officers, directors and affiliated persons beneficially own approximately 22% of our common stock. By their ownership and positions, our directors, executive officers and affiliated persons collectively are able to significantly influence all matters requiring stockholder approval, including the election of directors and the approval of significant corporate actions such as:

          * to amend or prevent amendment of our articles of incorporation or bylaws; and

          * to effect or prevent a merger, sale of assets or other corporate transaction.

     In addition, sales of significant amounts of shares held by these persons, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over the price they paid for our stock.

                       FORWARD-LOOKING INFORMATION
                       ---------------------------

          This prospectus contains forward-looking statements. These statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Wizzard's actual results may vary materially from those anticipated, estimated, projected or intended.


                             USE OF PROCEEDS
                             ---------------

     We will not receive any part of the proceeds from sale of our common stock. However, we will receive $1,041,947 if all of the currently outstanding warrants are exercised. As of the date of this prospectus, 152,500 of the 824,174 warrants granted to the selling stockholders and that were registered with the Securities and Exchange Commission on our registration statement on Form SB-2 in May, 2004, had been exercised. Our warrants, of which 671,674 are currently outstanding, are exercisable at a price of $1.55 per share. As of May 31, 2005, the bid price of our common stock was $2.00 per share. For a detailed description of our outstanding warrants, see the Warrant Table under the caption "Description of Securities."


            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

     We will not receive any money from the selling stockholders when they sell their shares of common stock, although we will receive funds from any exercise of the warrants. The selling stockholders may sell all or any part of their shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on June 30, 2005, was ($155,380) or $0.00567 per share, based upon 27,364,867 outstanding shares. Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. The offer and sale by the selling stockholders of the shares that may be offered by this prospectus and/or the other shares that were included in our Registration Statement on Form SB-2 that was filed with the Securities and Exchange Commission on March 31, 2005, will not affect the net tangible book value of our common stock, excluding computations taking into account the issuance of the shares underlying the convertible notes and/or the warrants and any reduction in our outstanding debt in connection with the conversion of the convertible notes and the payment for the exercise of the warrants.

     We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDERS
                        ------------------------

     On January 23, 2004, we closed a Subscription Agreement by which three institutional investors agreed to purchase:

     * a total of 1,648,352 shares of the Company's one mill ($0.001) par value common stock for a total of $1,200,000, or $0.728 per share (the "Shares"); and

     * warrants to purchase an additional 824,174 shares of common stock at a price of $1.55 per share (the "Warrants").

     The first $600,000 of the Share subscription was payable immediate ly upon closing. We received this sum on January 23, 2004 and issued the first block of 824,176 Shares, representing one-half of the total Shares. The second $600,000 was paid, and the second block of shares was issued, upon the effectiveness on May 12, 2004, of the Company's registration statement on Form SB-2 (the "Second Closing Date"). Under the Subscription Agreement, we were required to register the Shares and the shares of common stock underlying the Warrants (the "Warrant Shares"). Similarly, we issued the Warrants to purchase the first 412,087 Warrant Shares immediately after the closing of the Subscription Agreement, with the remaining Warrants being issued five days after the registration statement was declared effective on May 12, 2004.

     The Subscription Agreement requires us to file with the Securities and Exchange Commission such amendments and supplements as are necessary to keep our registration statement effective for a period of two years. If the registration statement ceases to be effective (without being succeeded within 10 business days by an effective replacement or amended registration statement) for a total of more than 30 days per year, or for more than 20 consecutive days, then we will have to deliver to the three investors as liquidated damages an amount equal to one percent of the $1,200,000 purchase price of the Shares and one percent of the amount paid upon exercise of any exercised Warrants for every 30 day period, or part thereof, that we are delinquent in meeting these registration obligations.

  Post-effective Amendment No. 4 to the registration statement on Form SB-
2, of which this prospectus is a part, was filed to update certain financial and other information contained in our original registration statement. As of May 31, 2005, the selling security holders had collectively exercised
Warrants for 152,500 Warrant Shares and had sold such shares in accordance with applicable prospectus delivery requirements.

    Under our Securities Purchase Agreement with Maricopa Equity Management Corp., we can not sell more than 500,000 shares of our common stock at below market price during any three month period. Because we sold the Shares at a price below market price, these sales were in technical violation of the Securities Purchase Agreement. However, on January 23, 2004, the date that we closed the Subscription Agreement, Maricopa waived in writing these restrictions with respect to the Subscription Agreement. For additional information about these restrictions, see the Risk Factor "Our agreement with a creditor may make it harder for us to raise needed capital."

     The following table shows the following information about the selling stockholders:


          * the number of shares of our common stock that each selling stockholder beneficially owned as of the business day immediately prior to the filing of Post-effective Amendment No. 1 to our registration statement;

          *     the number of shares covered by this prospectus; and

          * the number of shares to be retained after this offering, if any.

     All figures in this table assume the issuance of all 1,648,352 Shares and Warrants to purchase all 671,674 presently unissued Warrant Shares under the Subscription Agreement, but do not take into account the issuance of any shares of common stock underlying securities other than the Warrants.

                                               Common Stock (1)
                                               ----------------

                    Number and                              Number and
                    Percentage of                           Percentage of
                    Outstanding Shares  Number of Shares    Outstanding Shares
Name of Selling     Owned Prior to      Registered in       Beneficially Owned
Stockholder (2)     the Offering        the Offering        after the Offering
-----------         ------------        ------------        ------------------

Alpha Capital (3)   1,844,299 -         1,553,850 (4)       290,449 - 1.1% (4)
Aktiengesellschaft  6.8% (4)

Genesis Microcap      470,902 -           412,088 (4)        58,814 - 0.2% (4)
Inc. (5)              1.7% (4)

Stonestreet Limited   412,901 -           354,088 (4)        58,813 - 0.2% (4)
Partnership (6)       1.5% (4)

     (1) We assume no purchase in this offering by the selling stockholders of any shares of our common stock.

     (2) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in any of these corporate selling stockholders. Pursuant to the Subscription Agreement, no selling stockholder may beneficially own more than 9.99% of our outstanding common stock on the Second Closing Date.

     (3) Konrad Ackerman has investment power with respect to this entity.

     (4) Includes the following shares underlying Warrants that are described in the warrant table in our description of our securities, and assumes that all warrants are exercised and all common stock owned or received on the exercise of the warrants are sold: Alpha Capital Aktiengesellschaft, 554,950 shares; Genesis Microcap Inc., 137,362 shares; Stonestreet Limited Partnership, 79,362 shares. Each warrant is exercisable at a price of $1.55 per share.

     (5) Jacob Schacter has investment power with respect to this entity.

     (6) Michael Finkelstein has investment power with respect to this entity.

                          PLAN OF DISTRIBUTION
                          --------------------

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses and fees of registering our common stock. All of the selling stockholders will be responsible for any commissions, taxes, attorney's fees and other charges that each may incur in the offer or sale of these securities.

     The selling stockholders may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change.
They may sell some or all of their common stock through:

          * ordinary broker's transactions, which may include long or short sales (no short sales can be made by selling stockholders that are subject to the lock-up conditions or the holder of the Series 2001-A Eight Percent (8%) Convertible Notes);

          * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

          *     market makers or into an existing market for our common stock;

          *     transactions in options, swaps or other derivatives; or

          * any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker/dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

     In their selling activities, the selling stockholders will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. The Exchange Act and these rules and regulations may limit the timing of purchases and sales of our common stock by the selling stockholders.

     The selling stockholders and any broker/dealers involved in the sale or resale of our common stock may qualify as underwriters within the meaning of
Section 2(11) of the Securities Act. In addition, the broker/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or selling stockholder qualifies as an underwriter, it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating broker/dealers to stabilize the price of our shares will also be restricted.

     If the selling stockholders sell our shares to or through brokers, dealers or agents, they may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling their common stock under this prospectus, the selling stockholders may:

          * transfer their common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell their common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the requirements of Rule 144.

     We have advised the selling stockholders that during the time they are engaged in the distribution of our common stock that they own, they must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. They must do all of the following under this Rule and Regulation:

          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on their behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *     not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

     To the extent that any selling stockholder may be an affiliated purchaser as defined in Regulation M, he, she or it has been further advised of the requirements of Rule 10b-1, and that he, she or it must coordinate his, her or its sales under this prospectus with us for the purposes of Regulation M.

     To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *     the name of any broker/dealers;

          *     the number of securities involved;

          *     the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

          *     other facts material to the transaction.

     There is no guarantee that any selling stockholder will sell any of our common stock.

                        LEGAL PROCEEDINGS
                        -----------------

    Wizzard is involved in routine legal and administrative proceedings and claims of various types. We have no material pending legal or administrative proceedings, other than as discussed above or ordinary routine litigation incidental to our business, to which we or any of our subsidiaries are a party or of which any property is the subject. While any proceeding or claim contains an element of uncertainty, management does not expect that any such proceeding or claim will have a material adverse effect on our results of operations or financial position.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------

     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.
---------------------------------

                                              Date of         Date of
                             Positions        Election or     Termination
  Name                        Held            Designation     or Designation
  ----                        ----            -----------     --------------


Christopher J.        Director and President  2/07/01              *
Spencer               Treasurer              12/17/01              *
Armen Geronian        Director and Assistant  2/07/01              *
                      Secretary

Gordon Berry          Director                2/07/01              *

Alan Costilo          Director                6/04/01              *


William F. McLay      Chief Financial Officer 4/04/05              *


               *  Presently serving in these capacities.

Christopher J. Spencer, Chairman, President and Treasurer.
----------------------------------------------------------

     Mr. Spencer, age 36, has served as our Chief Executive Officer, President and as a director of Wizzard since February 7, 2001, and of our subsidiary, Wizzard Delaware, since its formation in 1995. Mr. Spencer has been responsible for our overall direction since our inception and has been instrumental in leading us to our current position in the speech recognition industry. In an online poll conducted by Speech Technology magazine, Mr. Spencer was recently recognized as one of 20 top visionaries in the speech recognition industry. The poll was targeted to the speech recognition professionals who read the magazine; poll responses were monitored to ensure that employees of a nominee's company could not vote for that nominee. Through Mr. Spencer's efforts, we have successfully obtained financing of approximately $12 million to date. These funds have helped us complete the development and begin marketing of our talking pill bottle product and our variety of programming tools.

     From 1994 until 1996, Mr. Spencer founded and worked for ChinaWire, Inc., a high-technology company engaged in financial remittance between international locations and China. Mr. Spencer's efforts were responsible for ChinaWire's exclusive contract with the Ministry of Posts and Telecommunications of the People's Republic of China. Mr. Spencer was also involved in raising over $3,500,000 for the venture.

     Mr. Spencer worked for Lotto USA, Inc. from 1992-1994, where he was founder and Chief Executive Officer for the Pennsylvania computer networking company. Besides assisting in designing the technology, Mr. Spencer helped Lotto USA implement an additional $1.00 service charge for every out-of-state lottery ticket sold in the State of Pennsylvania, which substantially increased the revenues of this company.

     From 1990 until 1992, Mr. Spencer worked for John Valiant, Inc., and was responsible for business concept development and obtaining financing. Mr. Spencer's efforts combined an effective advertising/promotions campaign with proper timing in the young adult/college restaurant/nightclub market. John Valiant was sold for a profit in 1992 after successfully operating three revenue-generating divisions.

     Mr. Spencer attended West Virginia University from 1987 to 1989.

Armen Geronian, Director and Chief Technical Officer.
-----------------------------------------------------

     Mr. Geronian, age 36, co-founded and has served as Chief Technical Officer, Assistant Secretary, and a director of Wizzard Delaware since its inception and of Wizzard since February 7, 2001. Mr. Geronian has spearheaded the development of our IVA product, and is responsible for all of our technical decisions regarding the software code and other attributes of our products and services.

     Mr. Geronian has extensive software development knowledge and experience. In 1995, he created custom software for an industrial furnace control company. In 1994, Mr. Geronian was the lead developer of a money transfer service software system for ChinaWire, Inc.; he also created custom software packages for warehouse inventory, a project which included over fifteen large databases for reporting, accounts payable/receivable, and complete auditing control functions.

     In 1993, Mr. Geronian helped create a custom software package for medical claims processing that provided communications between offices and System One. >From 1988 until 1992, Mr. Geronian was part of a large project developing accounting, economic development and financial software to be sold to several large Russian corporations. In 1988, he was engaged in software development for the Russian version of Novell, designed to assist students in math and statistics.

     Mr. Geronian received his B.S. in Computer Science from the University of Moscow in 1990.

Gordon Berry, Director and VP Business Development.
---------------------------------------------------

     Mr. Berry, age 65, has served as a director of Wizzard since February 7, 2001, and of Wizzard Delaware since 1997. Mr. Berry is involved in all of our business, corporate and financial decisions, serving as a guide and counsel for the executive officers and Board of Directors. Since 1990, Mr. Berry has been a consultant to a variety of businesses, assisting them in the areas of sales, marketing and strategic planning. From 1985-1990, Mr. Berry was Vice President of Sales/Marketing for Champion Commercial Industry, a multi-division manufacturer of metal products, where Mr. Berry increased the firm's revenues by 60% while developing several new product lines.

     From 1980-1985, Mr. Berry was Vice President for Trundle Consultants, Inc., where he specialized in all areas of sales and marketing, dealing primarily with firms having sales of less than $100 million annually. From 1974-1979, Mr. Berry ran IMI, a sole proprietorship specializing in venture capital and business consulting. IMI was subsequently merged with Trundle Consultants Inc.

     From 1963-1974, Mr. Berry worked in manufacturing for Electric Products Company, and concluded his tenure as Division Manager and member of the Executive Committee.

     Mr. Berry attended Cornell University and received his Bachelor's degree in Industrial Management from Georgia Tech in 1962.

Alan Costilo, M.D., Director and VP Custom Solutions.
-----------------------------------------------------

     Dr. Costilo, age 55, was the President, CEO and founder of Speech Solutions, Inc., a Florida-based speech recognition software company, from 1993 until 2001. He was responsible for that company's overall business strategy, technical development and for developing vendor relationships. He also was responsible for the development of the ActiveX Voice Tools product, under three separate IBM development contracts, which was acquired by Wizzard Software in May 2001.

     From 1985-1993, Dr. Costilo practiced as a Doctor of Chiropractic Medicine in Philadelphia, Pennsylvania. During this period, he implemented computer office management systems; created office networks for doctors' insurance/business offices and treatment rooms; and developed an automatic progress notes software called ProNotes, which allowed for the easy creation of medical progress notes directly in the computer system using a digitizer board as interface and WordPerfect as the software environment. He used this product to develop ProNotes, Inc., the predecessor of Speech Solutions, Inc. >From 1973-1994, he was the President of numerous seasonal retail establishments that operated profitably for 21 years, employing more than 30 people.

     He received his Doctor of Medicine and Surgery Degree from Universidad CETEC, Santo Domingo, in 1982; and his Doctor of Chiropractic Degree from Cleveland Chiropractic College, Kansas City, Missouri, in 1985.


William F. McLay, Chief Financial Officer.
------------------------------------------

          Mr. McLay is 58 years of age. He graduated from the University of Steubenville, Steubenville, Ohio, in 1970, with a B.S. degree in Business Administration. From 1993 to 1998, Mr. McLay was Managing Director and then Senior Vice President and Chief Operating Officer of Sulcus Hospitality Technologies Corp. In 1999 and 2000, he was Vice President and Chief Financial Officer of the Gustine Company of Pittsburgh, Pennsylvania. Mr. McLay has been an independent business consultant from 2001 until his appointment as the Company's Chief Financial Officer.

Marc Lord, Strategic Advisory Board Member.
-------------------------------------------

     Marc Lord, age 41, currently works for InSpeech Consultancy. Prior to that, he had worked at AT&T, ScanSoft, and in Microsoft's speech product group (Speech.Net) since its formation, and has managed development and product integration for all Microsoft releases that employ speech technologies, including WindowsXP, OfficeXP, AutoPC, MS Agent, Encarta and Sidewinder. While serving as Program Manager for Voice Output Technologies at Microsoft, Mr. Lord drove product development for several major product releases that feature speech recognition and synthesis capabilities. He has managed Microsoft's key vendors, established partnerships and negotiated license agreements with numerous speech industry companies. In his fifteen-year software career, Mr. Lord has worked both in the U.S. and internationally and helped commercialize a number of cutting-edge technologies, including applications for multimedia language instruction, AI-based financial risk analysis, wearable digital photonics and browser-based training systems.

     He completed his undergraduate studies in International Business and Computer Science at Brigham Young University prior to attending the University of Washington for a Master's Degree in Business Administration.

     We added Mr. Lord to our strategic advisory board because of his experience in the speech recognition technology area. He was instrumental in obtaining our link between our web site and Microsoft's web site. He has also introduced our management to leaders in the industry and has used his experience to advise management on many industry matters. We plan to continue to use Mr. Lord's contacts in the industry to help us gain a higher profile.

Strategic Advisory Board.
-------------------------

     We formed our strategic advisory board as a group of successful people with experience in speech recognition technology, brand building and public relations. We do not have any secrecy agreements with the board members, as they are not privy to technical information or trade secrets about our products. The board members are free to provide services to other companies in our industry. The strategic advisory board members have no written or specific duties to Wizzard Software. They use their expertise and contacts in the fields of speech recognition technology and branding and marketing to offer suggestions to management and to review branding and promotional materials that we have prepared. Management has found this assistance to be invaluable.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, none of our present or former directors, executive officers or persons nominated to become directors or executive officers:
          * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following tables set forth the share holdings of our directors and executive officers and those persons who own more than five percent of our common stock as of the date of this prospectus:

                     DIRECTORS AND EXECUTIVE OFFICERS
                     --------------------------------

                                            Number of Shares     Percent
Name and Address          Title              Beneficially Owned  of Class (1)
----------------          -----              ------------------  --------


Christopher J. Spencer    Director,           2,894,667          10.6%
2728 Bear Run Rd.         President and
Pittsburgh, PA 15237      Treasurer

Armen Geronian            Director and        2,774,912          10.2%
4346 Ludwick St.          Assistant
Pittsburgh, PA 15217      Secretary

Gordon Berry              Director              349,500           1.3%
4226 Stonehaven
So. Euclid, OH 44121

Alan Costilo              Director                  500           <0.1%
3557 Lakeview Drive
Delray Beach, FL 33445


William F. McLay (2)      Chief Financial Officer   -0-            -0-
5001 Baum Boulevard
Suite 770
Pittsburgh, PA 15213

All officers and directors
as a group (5 persons)                        6,019,079          22.2%

         (1)  Based upon 27,308,670 outstanding shares at May 31, 2005.

                         FIVE PERCENT STOCKHOLDERS
                         -------------------------

                                         Number of Shares        Percent
Name and Address            Title        Beneficially Owned      of Class(1)
----------------            -----        ------------------      -----------

Christopher J. Spencer (2)  Director       2,894,667             10.6%
2728 Bear Run Rd.           President
Pittsburgh, PA 15237        and Treasurer

Armen Geronian              Director and   2,774,912             10.2%
4346 Ludwick St.            Assistant
Pittsburgh, PA 15217        Secretary

Voice Recognition           Stockholder    3,431,078             12.6%
Investment, L.P.
812 Kenmore Rd.
Chapel Hill, NC 27514

Jack and Magee Spencer (2)  Stockholders   2,912,307             10.7%
8609 Beaver Pond Lane
Fairfax Station, VA 22039

Alpha Capital               Stockholder    1,844,299 (3)          6.6% (3)
 Aktiengesellschaft
Pradafant 7
9490 Furstentums
Vaduz, Liechtenstein

                                Total:    13,956,263             50.7%


          (1) Based upon 27,308,670 outstanding shares at May 31, 2005.

          (2)  Jack and Magee Spencer are the parents of Christopher J.
Spencer.

          (3) Includes 454,950 shares underlying warrants that are described in the warrant table in our description of securities. However, these shares are not taken into account for purposes of the "Total Percent of Class" calculation. This figure does not include 533,333 shares of common stock that is issuable upon conversion of a convertible promissory note or 800,000 shares issuable upon exercise of certain additional warrants, as the terms of these securities prohibit their conversion/exercise if it would result in the selling security holder owning more than 4.99% of Wizzard's outstanding shares of common stock.

Changes in Control.
-------------------

     To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of our company.

                        DESCRIPTION OF SECURITIES
                        -------------------------

Common Stock.
-------------

     We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share. On May 31, 2005, there were 27,308,670 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholders after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     Penny Stock
     -----------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a "recognized" national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

     Registration Rights
     -------------------

     We have granted registration rights for all shares included in our registration statement and offered for resale by this prospectus.
Accordingly, on April 23, 2004, we filed with the Securities and Exchange Commission a registration statement on Form SB-2 with respect to these shares. The Securities and Exchange Commission declared the registration statement effective on May 12, 2004.

     Our Subscription Agreement with the selling security holders requires us to file with the Securities and Exchange Commission such amendments and supplements as are necessary to keep our registration statement effective for a period of two years. If the registration statement ceases to be effective (without being succeeded within 10 business days by an effective replacement or amended registration statement) for a total of more than 30 days per year, or for more than 20 consecutive days, then we will have to deliver to the three investors as liquidated damages an amount equal to one percent of the $1,200,000 purchase price of the Shares and one percent of the amount paid upon exercise of any exercised Warrants for every 30 day period, or part thereof, that we are delinquent in meeting these registration obligations.

     Post-effective Amendment No. 4 to our registration statement on Form SB-2, of which this prospectus is a part, was filed to update certain financial and other information contained in our original registration statement.

Preferred Stock.
----------------

     We have 10,000,000 shares of preferred stock authorized, none of which are currently issued and outstanding. The Board of Directors is permitted to issue preferred stock in series with differing preferences and rights. Our Articles of Incorporation and Bylaws do not contain any provision that would specifically delay, defer or prevent a change in the control of our company. However, preferred stock of this type is often used to resist unwanted takeovers, including takeovers that are favored by a majority of the independent stockholders.

Warrants.
---------

                                 Warrant Table
                                 -------------

     The following is a description of our outstanding warrants:

                                                              Per Share
                    Date of                       Number of    Exercise
Holders              Grant        Term             Shares       Price
-------              -----        ----             ------       -----

Marc Lord (1)       12/15/03     3 years           20,000       $0.25

Alpha Capital        1/23/04     3 years          454,950       $1.55
Aktiengesellschaft

Genesis Microcap     1/23/04     3 years          137,362       $1.55
Inc.

Stonestreet Limited  1/23/04     3 years           79,362       $1.55
Partnership

Alpha Capital        2/8/05      3 years          266,667       $2.50
Aktiengesellschaft

Genesis Microcap     2/8/05      3 years           66,667       $2.50
Inc.

Whalehaven Capital   2/8/05      3 years          133,334       $2.50
Fund Ltd.
Alpha Capital        2/8/05      (2)              533,333       $1.50
Aktiengesellschaft

Genesis Microcap     2/8/05      (2)              133,333       $1.50
Inc.

Whalehaven Capital   2/8/05      (2)              266,667       $1.50
Fund Ltd.

          (1) The shares underlying this warrant are subject to a Lock-Up/ Leak-Out Agreement under which the warrant holder has agreed to sell only 15% of these shares in any 90 day period and that such shares will be sold only at the asked price as indicated on the OTC Bulletin Board.

       (2) These warrants are exercisable until 5:00 p.m. on the 180th day following declaration of effectiveness of the Registration Statement upon which the shares underlying the warrants are registered. We filed a registration statement with respect to these shares on March 31, 2005. As of May 31, 2005, the registration statement had not been declared effective.

Series 2001-A Eight Percent (8%) Convertible Notes.
---------------------------------------------------

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000, due August 31, 2011.

     The Securities Purchase Agreement and related exhibits provided, among other provisions, that:

          * the Notes are convertible, along with accrued interest, at the holder's option, into shares of our common stock at the lesser of $0.50 per share or 75% of the closing bid price of our common stock on any national medium on which our common stock is traded;

          * the Notes and the stock certificates are "restricted securities," with registration rights;

          * Maricopa is prohibited from making short sales during the time that it owns the Notes or the underlying securities;

          * there are conversion restrictions that prohibit Maricopa from owning in excess of 4.99% of our outstanding securities resulting from conversion, except on the occurrence of certain events, as discussed below;

          * we are limited from issuing additional securities without the consent of Maricopa, except for 500,000 shares per quarter, that must be issued subject to lock-up/leak-out conditions;

          * liquidated damage payments by us for non-timely transfers of shares on conversion, ranging form $300 commencing on the 6th day of demand of transfer, increasing by $100 for each of the next nine days, increasing by $500 on the 10th day and increasing by $500 every day thereafter;

          * the Securities Purchase Agreement and all rights thereunder or in the exhibits are assignable if made under applicable law, with the written consent of the other party and subject to the assignee's acknowledgment of certain factual matters similar to those agreed upon by Maricopa;

          * Maricopa shall have the right of specific performance of our obligations as one of its remedies if we default under the Securities Purchase Agreement; and

          * All proceeds for the purchase of the Notes, along with the first 40,000 shares that could be issued on conversion of the Notes, were deposited with an Escrow Agent, together with fully executed copies of the Securities Purchase Agreement and all related exhibits, at which time disbursement were made to us.

     If any of the following events occurs, the 4.99% ceiling on Maricopa's ownership will no longer apply:

          *    we become insolvent;

          * we admit in writing our inability to pay our debts generally or as they become due;

          * we make an assignment for the benefit of creditors or begin proceedings for our dissolution;

          * we apply for or consent to the appointment of a trustee, liquidator or receiver for all or a substantial part of our property or business;

          * a trustee, liquidator or receive is appointed for us or for a substantial part of our property or business without our consent and the appointment is not discharged within 60 days after the appointment;

          * any governmental agency or any court of competent jurisdiction at the instance of any governmental agency assumes custody or control of all or any substantial part of our properties or assets and is not dismissed within 60 days; or

          * bankruptcy, reorganization, insolvency or liquidation proceedings or any other proceedings for the relief of debtors are instituted by or against us and, if instituted against us, are not dismissed within 60 days, or we approve of, consent to or acquiesce in any such proceeding or admit their material allegations, or default in answering any petition filed in any such proceeding.

          In November, 2001, Maricopa converted $15,000 of the principal amount of the Notes and $208 in interest into 30,416 shares of our common stock. During the year ended December 31, 2004, Maricopa converted an additional $135,000 in principal and $47,837 in interest into 287,689 shares of common stock. Subsequent to December 31, 2004, Maricopa converted another $75,000 of the Notes into 150,000 shares. The following table shows the effect of stock price declines on the number of shares issuable to Maricopa upon conversion of the remaining $25,000 outstanding on the Notes:

                                   Number of Shares
     Percent Decline               Issuable Upon
     in Market Price (1)           Conversion of Notes (2)
     ---------------               -------------------

     25% decline to $1.50            50,000 shares (3)

     50% decline to $1.00            50,000 shares (3)

     75% decline to $0.50            66,667 shares (3)

     (1) These figures represent declines from the last sale price of $2.00 on May 31, 2005.

     (2) These figures take into account the aggregate outstanding principal amount of $25,000, without accrued interest.

     (3) Because Maricopa can convert its notes at the lesser of $0.50 per share or 75% of the closing bid price of our common stock, it is likely to convert at $0.50 per share unless the bid price falls below $0.67 per share.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     We have included our financial statements as of December 31, 2004, and 2003, in reliance on the report of Gregory & Eldredge, LLC (formerly known as "Gregory & Associates, LLC") of Salt Lake City, Utah, independent certified public accountants. Gregory & Eldredge, LLC has no interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. Neither has any interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.


   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES
                              -----------
     Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Pursuant to Section 7-109-104, a corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

     Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

     Article VIII of our Bylaws reiterates the provisions of Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners:

          * order of the court or administrative agency having jurisdiction of the action, suit or proceeding;

          * resolution of a majority of the non-interested members of the Board of Directors;

          * if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors;

          * resolution of a majority of the quorum directors at any meeting; or

          *     an order of any court having jurisdiction over us.

                     DESCRIPTION OF BUSINESS
                     -----------------------

Business Development.
---------------------

     We were incorporated in Colorado on July 1, 1998, to be a holding company and financing vehicle for The Balanced Woman, a Colorado corporation, and other companies or projects.

     On July 14, 1998, we acquired all of the outstanding securities of The Balanced Woman. We then had no other business plan other than to function as the holding company and to financially support The Balanced Woman.

     Until the quarter ended June 30, 2000, we conducted seminars on issues of primary concern for women and marketed certain products tailored to women though our wholly-owned subsidiary, The Balanced Woman.

      On May 26, 2000, we conveyed all of the outstanding securities of The Balanced Woman that we then owned to our stockholders in exchange for outstanding warrants or options to acquire shares of our common stock that these stockholders and others owned. We accomplished this disposition under Rule 506 of Regulation D of the Securities and Exchange Commission. This was done in anticipation of acquiring Wizzard Delaware.

     On May 30, 2000, we received, accepted and signed a copy of a Letter of Intent under which we proposed to acquire a 96% interest in Wizzard Delaware.

     On June 5, 2000, Jenson Services, Inc., a Utah corporation, purchased 4,125,000 shares of our common stock for $25,000. We used these funds to pay most of the expenses that we incurred in the Wizzard Delaware reorganization.

     On February 7, 2001, we completed a Plan of Reorganization and Stock Exchange Agreement known as the "Wizzard Delaware reorganization." That transaction involved us; Jenson Services; Wizzard Delaware; and certain stockholders of Wizzard Delaware that owned about 96% of Wizzard Delaware's outstanding securities. Under the Wizzard Delaware reorganization, the eight Wizzard Delaware stockholders participating in the reorganization exchanged their shares of Wizzard Delaware, which amounted to a total of 13,049,000 shares, for shares of our common stock in the ratio of 1.027268907 shares for each exchanged Wizzard Delaware share. On the completion of the Wizzard Delaware reorganization, the Wizzard Delaware stockholders who were party to the reorganization owned 13,404,831 shares of our common stock and Wizzard Delaware became our 96%-owned subsidiary.

     We were required to raise at least $500,000 from the private sale of shares of our common stock as a condition to the closing of the Wizzard Delaware reorganization. We sold 531,000 shares of common stock in a private offering at the closing for gross proceeds of $531,000. The offering continued until May 30, 2001. We sold a total of 671,500 shares for aggregate gross proceeds of $671,500.

     Jenson Services canceled 3,725,000 of the shares that it owned as a further condition to the closing of the reorganization. It also agreed to certain lock-up/leak-out conditions affecting the resale of shares of our common stock that Jenson Services and its associates and other principal stockholders retained. We also granted to Jenson Services warrants to acquire 540,000 shares of our common stock at an exercise price of $1.00 per share for a period of 18 months. One-half of these warrants were subject to cancellation for no additional consideration under certain conditions as outlined in the warrant table.

     Before the completion of the reorganization, we were required to amend our Articles of Incorporation to:

          reflect a re-capitalization of our common stock from 50,000,000 shares at a par value of $0.001 per share to 100,000,000 shares, with no change in the par value;

          effect a 1.65 for 1 forward split of our outstanding common stock;
          and

          change our name to "Wizzard Software Corporation."

     Unless otherwise indicated, this forward split is reflected in all computations that are contained in our registration statement and this prospectus.

     On May 22, 2001, we acquired 100% of the outstanding securities of Speech Systems, Inc., a Florida corporation, in exchange for 500,000 shares of our common stock. The assets of Speech Systems consisted solely of all right, title and interest in certain copyrights, patents, trademarks, trade secrets and other legal protections registered, granted or applied for and relating to Active X Voice Tools, a programming tool developed by Dr. Alan Costilo. Dr. Costilo received 403,000 of these shares as the principal stockholder of Speech Systems and was elected to our Board of Directors on June 4, 2001.

     On September 14, 2001, Wizzard and Maricopa Equity Management Corp., a Minnesota corporation, executed a Securities Purchase Agreement under which we sold Maricopa Series 2001-A Eight Percent (8%) Convertible Notes in the aggregate principal amount of $250,000. The material terms of the Notes are fully discussed in the description of our securities.

     On April 23, 2004, we completed the acquisition of MedivoxRx
Technologies, Inc., maker of the "talking pill bottle."

     On September 23, 2004, the Board of Directors of Wizzard Delaware approved the issuance of 200,000 shares of its common stock, decreasing our ownership interest in Wizzard Delaware from 96% to 95%. During the first quarter of 2005, we acquired the remaining 5% of Wizzard Delaware that we did not already own.

     On March 18, 2005, we executed a Letter of Intent with Interim Health Care of Wyoming Inc., a Wyoming corporation ("Interim"). Under the
Letter of Intent, we agreed to acquire all of Interim's assets in consideration of $868,000 in cash and $384,000 in "unregistered" and "restricted" shares of the Company's common stock, based on the average closing price of the Company's common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. for the five business days following the date of the Letter of Intent. Seventy five percent of this additional payment will be in the form of "unregistered" and "restricted" shares of the Company's common stock and 25% will be in cash. In addition, Interim will receive additional payments of two times its earnings before interest, taxes, depreciation and amortization ("EBITDA") for: (i) any EBITDA during the calendar year ended December 31, 2005, which exceeds Interim's EBITDA of $288,000 for the calendar year ended December 31, 2004; and (ii) any EBITDA during the calendar year ended December 31, 2006, which exceeds Interim's EBITDA during the calendar year ended December 31, 2005.

     The Interim assets to be transferred include both tangible and intangible assets, including but not limited to inventory; fixed assets; office supplies; furniture and fixtures; vehicles; web sites; patents and related documentation and equipment; and intangible property including all contracts; customer, supplier and vendor lists; telephone numbers; intellectual property; business names; and all licenses; operating authorities and permits, governmental or otherwise.

     In addition, Interim's President, Brenda Mosher, agreed to work full-time for Wizzard at a salary of $90,000 for a minimum of two years from the closing of the acquisition.

     Wizzard and Interim consider the Letter of Intent to be binding on both parties. However, the completion of the acquisition will be subject to the negotiation and execution of a Purchase Agreement satisfactory to both parties and which contains representations, warranties, covenants, non-compete provisions and other terms and conditions customary in corporate asset acquisition agreements. The parties' obligations to close the transaction will be subject to the placement of the purchase money and shares in a mutually agreeable escrow account; the completion of our due diligence on Interim; the accuracy at closing of all material representations and warranties made by both parties; and our receipt of an opinion of counsel with respect to certain corporate matters relating to Interim.

     Based in Casper, Wyoming, Interim is part of the fast growing home health segment of the healthcare industry and provides a wide range of visiting nurse services to the elderly, wounded and sick. Interim has been in business for twelve years. In April 2003, Brenda Mosher, Interim's owner, was selected as the Wyoming Small Business Person of the Year. Interim's home care includes both skilled care and supportive services. Skilled care includes nurses, therapists and other specialized caregivers. They provide clinical intervention such as wound care, assistance with medication, improved ambulation and teaching individuals and their families self-management of their care needs. Supportive services are provided by home health aides, personal care aides, companions or homemakers, and include assistance with a variety of activities of daily living including shopping, bathing, light housekeeping and companionship.

Business.
---------

OVERVIEW

     Founded in 1995, the business of Wizzard Software Corporation includes software and hardware products and services that focus on speech recognition and text-to-speech technology (speech technology) to make computers, telephones and other devices understand spoken commands and dictation and respond to users through human sounding synthetic speech. Wizzard provides software programming tools and services which allow companies to incorporate speech technology into their products and services. Wizzard offers, exclusively in some cases, speech technology software programming tools and speech engines from AT&T and IBM for which Wizzard receives a royalty for each licensed copy of these engines distributed with our customer's products and services. Additionally, Wizzard recently finalized its acquisition of MedivoxRx Technologies, Inc. and has recently begun marketing efforts for the first talking prescription pill bottle products to come from the acquisition.

     Our products include:

     Speech Products - In April of 2004, Wizzard acquired the Pittsford, NY company, MedivoxRx Technologies, Inc. Founded in 2000, MedivoxRx is the originator of "Rex", the talking prescription pill bottle, which "talks" to the patient, allowing him or her to distinguish what type of medication is in the bottle and hear information on dosage and refill instructions. Initially, Rex was manually recorded by a pharmacist using a built in microphone. Now, with Wizzard's text-to-speech technology and programming expertise, Rex is automatically loaded with verbal instructions directly from the label data, saving pharmacists valuable time and significantly lowering the chance for error.

     Speech Tools - Wizzard's proprietary VoiceTools are programming tools for software developers to incorporate into their products and services the speech technology of their choice in a fast, efficient and inexpensive fashion. VoiceTools have been distributed over 100,000 times since their creation in 2000. In addition to our own marketing efforts, IBM promotes our VoiceTools on their website through a linking agreement with Wizzard.

     Speech Engines - Wizzard offers Text-To-Speech Engines from IBM and AT&T to software developers and businesses around the world and also offers speech recognition engines from IBM. Wizzard receives royalties for each copy/license distributed by its customers and in turn, pays a percentage of that royalty to IBM or AT&T.

     Speech Services - Wizzard provides support, customized programming and other speech related services to businesses and software programmers worldwide. These services compliment Wizzard's Voice Tools and other programming oriented product lines and assist in getting the speech engines Wizzard distributes for IBM and AT&T incorporated into customers' products resulting in royalty payments for each copy/license distributed by the customer.

     Our principal executive offices consist of approximately 3,100 square feet of office space located at 5001 Baum Boulevard, Suite 770, Pittsburgh, Pennsylvania 15213. Our telephone number is (412) 621-0902. We also maintain a sales office in Deerfield Beach, Florida. We have sales representatives located in Chicago and Cleveland and a total of 20 fulltime and contract employees.

BUSINESS

     From years of experience, Wizzard management has found that the adoption of speech technology by our customers is usually the result of one of the following three reasons:

    1) Saves Labor - Lowers costs for businesses by saving labor and increasing worker productivity.

    2) Provides a Better Quality of Life - For individuals with visual and other disabilities, speech products can allow them to live more independent lives.

    a) Compliance with Rules and Regulations - As a result of speech having the benefit of providing access to otherwise inaccessible technology, customers are using speech to better comply with new and newly enforced governmental regulations and other rules which require businesses to provide complete access to their technology, products and workplace environment.

    3) Product Differentiator - Businesses can use speech to stand out from their competition and differentiate their product or service.
MedivoxRx Technologies Group

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

     Wizzard Software's MedivoxRx Technologies Group offers customers "talking" prescription pill bottles. Branded with the name "Rex", the talking prescription bottle, using Wizzard's sophisticated text-to-speech, will actually play an audio recorded message for the end user upon the press of a button so they can hear the medication instructions when reading a label is not practical or possible. There are several billion prescriptions filled each year in the U.S. and pharmaceutical errors create billions of dollars in additional medical spending with the number one error being identified as labeling problems and education. Using unique microprocessor electronics and advanced text-to-speech technology from Wizzard Software, pharmacists automatically create a "talking" label while the traditional instruction label is being printed. The prescription bottle then talks to the patient when a button is pressed, describing the name of the medication, the dosage the patient should consume, the frequency, refill instructions, warnings and other educational information necessary to educate and help people take their prescription medication properly.

     MedivoxRx Technologies offers its products in two formats:

     Automated Pharmacy Product

     The automated pharmacy product ties into pharmacy prescription systems and creates an audio talking bottle while the patient's order goes through the system using information collected from the traditional instruction label. The bottle can read instructions in over 30 different languages. The target market for the Automated Pharmacy Product is retail and government pharmacies across the United States initially, expanding into Canada in the near future. MedivoxRx is in the process of using nationally recognized pharmaceutical sales representatives and distributors to assist in expanding the presence of the Automated Pharmacy product. Additionally, several internal sales representatives will be added for a massive internal sales push into the most popular retail pharmacies such as Walgreens, Wal-Mart, CVS, Eckerd, as well as the Veterans Administration pharmacy network.

      Independent Living Home Kit Product

     The independent living home kit is a shrink wrapped box which contains a manual recording station along with three talking pill bottles. Refill packs are available wherever the Home Kits are sold. The target market for the Independent Living Home Kit product are individuals who can benefit from "hearing" medication instructions rather than reading the written instructions provided. To reach the targeted individual customers, the Group is focusing it's sales efforts on Hospital Outpatient networks, Nursing Homes, Assistive and Independent Living facilities, Self Prescribing Doctor Networks, Low Vision retail stores, Mail order catalogs, blind associations such as NFB, ACB, and the Lions Club, online and television distributors such as Drugstore.com and QVC, Health and Human Services government agencies nationwide as well as major "help organizations" which distribute massive amounts of drugs worldwide such as the Red Cross, U.S. Army and the Peace Corps.

Technology and Solutions Group

     Wizzard Software's Technology and Solutions Group offers customers speech programming tools, related speech products and services and distributable speech engines in over 13 languages worldwide. Wizzard receives the majority of its sales leads through arrangements with IBM and AT&T as well as through internal internet marketing efforts through Overture and major internet search engines. When customers first come to Wizzard, in most cases, they have very limited experience with speech technology so Wizzard initially spends time educating the potential customer and helping to identify their requirements. This gives Wizzard the opportunity to show our expertise in the industry and describe our wide variety of speech products and services. If the customer decides to move forward with the adoption of speech technology, they have three choices as to how to go about adding speech to their internal software applications for their workforce or to their commercial products and services.

     These three choices are:

     1. Purchase/license the necessary programming tools and speech engines and go about making the addition of speech on their own, with little help from Wizzard. Our programming tools allow software developers to quickly and efficiently add speech and are required, in most cases, by customers to complete their project. The initial sale for this customer choice tends to range between $350 and $5,000. Upon completion of its development efforts, the customer must then license specific speech engines from Wizzard for distribution in each and every copy they produce whether for internal use or for commercial distribution. The prices of these engines range from $1.00 to $25.00 per copy and must be paid in advance of deployment.

     2. The second option our customers have is when a business requires additional technical or developer support while going through the process of adding speech to its internal software applications, commercial products or
services.   This type of support can vary from several hours on the phone with our expert speech engineers to more relevant work where our engineers review or even create sample programming code for the customer. Wizzard offers these customers several support packages which range in price from $500 to $20,000. Additionally, Wizzard offers several previously created add-on software modules that save the customers significant time and money by allowing them to "drop-in" a section of code rather than create it themselves from scratch. These add-on modules include vocabularies for specific vertical markets (medical, legal, etc) and networking capabilities that allow for speech to be used across a network environment. Prices for these add-on modules range from $200 to $15,000.

     3. The third choice a customer has after deciding to move forward with the adoption of speech is to let Wizzard create, plan and implement the entire project for the customer using Wizzard's highly experienced software consultants and engineers. These projects historically have three phases:
Conceptual, First Working Version, and Delivery. After each phase the customer provides Wizzard with feedback and the necessary changes or additions are made and the project is moved to the next phase. Due to the customized nature of this third customer option, prices for these projects can significantly vary from $10,000 to $250,000, or more. Wizzard gets paid based on a time and materials basis in most instances and tends to charge an upfront "down payment" of approximately 25% with follow up payments based upon meeting certain milestones set by the customer and Wizzard at the beginning of the project.

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

     Wizzard's management feels it has effectively positioned the Company to be the "go between" for customers seeking to incorporate speech technology from IBM, Microsoft and AT&T (three of approximately four significant speech manufacturers). These technology manufacturers offer the core speech engines that drive speech based products and services. However, in order for a customer to include speech technology in its product or service it requires specific programming tools offered, in most cases, exclusively through Wizzard. In some cases these programming tools are proprietary to Wizzard and in some cases the programming tools are proprietary to the manufacturer of the speech engine, but sold exclusively through Wizzard. In addition to the programming tools, Wizzard provides technical and development support for customers wanting to include speech technology from IBM and AT&T for the Windows and Linux desktop platforms.

HIGHLIGHTS - ACCOMPLISHMENTS IN 2004


     In 2004, Wizzard had several significant accomplishments and successfully moved forward on many aspects of its business plan.

     Some of these accomplishments, broken down by internal business group, include:

2004 General & Administrative Accomplishments

     * Secured financing of over $1.5M through the sale of stock and the exercise of Wizzard warrants;

     * Implemented and streamlined new internal systems for order processing, Sarbanes-Oxley compliance, web hosting, marketing and sales efforts;

     * Hired an additional nine employees and contractors, mostly in the area of sales, bringing the Company's total staff count to 20;

     * Completed the acquisition of MedivoxRx Technologies, Inc. and its Talking Pill Bottle product line;

     * Secured, completed and moved into new office space a quarter mile from our old location. This new 3,100 square foot property allows us to provide safe and comfortable working conditions for new and current workers;

     *  Updated both personnel and technical emergency response measures;

     * Company was successful in delisting its shares from the Berlin Bremen Stock Exchange;

     2004 New Products Group Accomplishments

     * Completed beta testing, product production, support training and launch of IBM Linux TTS;

     * Completed beta testing, product production, support training and launch of WizzScribe Transcription Server;

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

     * Completed beta testing, product production, support training and launch of AT&T TTS Server edition;
     * Updated Linux Server and Desktop fonts to support new operating system;

     * Made significant progress on reminder service systems for pharmacists and other industries.

     2004 Technology and Solutions Group Accomplishments

     *  Implemented WizzScribe phone demonstration for sales process;

     * Integrated new automated sales quote/track/order/system into sales process;

     * Implemented new software download process for licensed orders to streamline/accelerate customer fulfillment ;

     * Added "alert notification systems" to customer category targets for TTS. Identified as new trend in customer requests;

     * Continued to increase market penetration into accessibility, education and government sectors;

     * Updated AT&T Linux Server products to be compatible with latest versions of Linux;

     * Used existing product line to grow customer base and close new business;

     * Continued to grow number of customers incorporating speech from 220 for 2003 to over 300 for 2004;

     * Expanded suite of wave file (audio format) offerings and closed replicable business with "icons" in this new segment;

     * Upgraded website and collateral to target developers/enterprise and simplify downloadable information;

     * Used Speechtek as a "live" platform to target large prospects and increase outbound sales effort;

     * Added high dollar server-based "batch processing" speech recognition (WizzScribe) and closed new business in this segment;

     * Added big business perspective to the Company's management by staffing former IBM managers;

     * Tuned technology offerings and sales process to be more responsive to target customers (developers, enterprise);

     * Increased amount of outbound sales activity with high volume prospects;

     *  Went from a reactive to proactive sales approach;

     * Redefined TTS offerings to focus on high profile usages in education and government;

     * The Technology and Solutions Group increased direct sales staff 33% based on expected increased demand;

     * Identified streamlined focus on several key markets in ATMs, simulators, accessibility, audio broadcasting and medical dictation;

     * Added IBM TTS for Linux in 13 languages to our accessibility targeted technology portfolio;

     * Completed preparation of new and targeted sales collateral for all offerings and services for the division.

      2004 Solutions and Channels Group (MedivoxRx Technologies)

      Accomplishments

     * MedivoxRx (Rex) application is completed and tested with new recorders;

     * Finalized and printed Home Starter Kit and Refill Kit packaging for retail shelves;

     *  Wholesale, Retail and Consumer pricing established;

     *  Signed up multiple "Mom & Pop" pharmacies to distribute Rex Home
        Kits;

     * Rex is up for Best Embedded Solution at the 2004 Fourth Annual Speech Solutions Awards sponsored by Speech Technology Magazine;

     * Filed a patent application through its MedivoxRx Technologies, Inc. division with the Canadian Patent and Trademark Office;

     * Introduced Rex at the Senior Care Pharmacy 04, the American Society of Consultant Pharmacists 35th Annual Meeting and Exhibition in San Francisco;

     * Rex the Talking Prescription Bottle and components added to the General Services Administration (GSA) Advantage website;

     * Launched PR campaign. Rex generates articles in major, national publications;

     * Launched telemarketing campaign for Rex Home Kits to "Mom and Pop" pharmacies in several states;

     *  Quixtar to distribute Rex throughout North America;

     * Sold and delivered Product to the U.S. Army in Afghanistan as a step to being a large and a long term supplier to the U.S. Armed Forces and the Coalition Forces;

     *  Identified and contacted over 50 potentially large customers;

     *  Contacted over 450 members of American Society of Consultant
        Pharmacists;

     *  Attended a Blinded Veterans Association Exposition in Reno, Nevada;

     *  Attended a VA sponsored Exposition in Stevens Point, Wisconsin;

     * Completed integration of MedivoxRx Technologies, Inc. following acquisition;

     *  Named Eugene Franz to run the newly formed Solutions and Channels
        Group;

     * Applied for and received approval on an FSS government purchasing contract for the Talking Pill Bottle for the Veterans Administration;

     * Completed the first automated version of Talking Pill Bottle for pharmacy customers using Text-To-Speech technology;

     * Completed several mass mailings, on site visitations and a large telephone marketing campaign to targeted Veterans Administration pharmacy manager.

     LOOKING FORWARD

          Management believes that Wizzard's revenues will increase with anticipated additional sales from our acquisition of MedivoxRx Technologies, the planned launch of a new set of products and programming tools, sales of additional text-to-speech runtime licenses for the telephony market, and the planned launch of three additional "talking products" in 2004-2005. Prior to and in connection with these product releases, management believes that expenses will increase accordingly as we add staff and undertake the necessary marketing efforts. Below we discuss Wizzard's business in a forward looking manner. First management's comments on Wizzard's role in the speech industry, and then how it pertains to each of our business groups.

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

     Looking Forward - Wizzard's Role In The Speech Industry

           As a result of coming into contact with so many potential customers through our relationships with IBM, AT&T and other partners, we believe we are in a unique position to capitalize on the future growth in the speech industry. Here's how:

          1. Wizzard offers a "one stop shop" type situation for customers where they can purchase/license everything they require to incorporate speech technology from programming tools, speech engines, add-on modules, and vertical vocabularies to offering a complete line of custom programming, technical/developer support and consulting services. Wizzard's philosophy is to provide all the products and services our customers require so that they don't have to go elsewhere to complete any portion of their speech project. Management feels that this business model has already proven to be effective, based on customer feedback, in the sense that Wizzard has won and could win future speech technology related business from several large customers due to the fact that they can find everything they require through one company.

          2. Because Wizzard does come into contact with thousands of potential speech customers each year, management feels the Company is in a unique position to identify what the growing trends in the speech industry are, and determine what the customers require to meet their needs. Management is unaware of any other company that is able to obtain so much potentially valuable marketing information as Wizzard due to its relationships with IBM, Microsoft and AT&T and the fact that they send some, or in the case of IBM and AT&T, all of their potential speech programming customers to Wizzard. Based on this gathered information, Wizzard is positioned to capitalize on customer needs. Wizzard is able to identify growing trends as it has done so in the form of markets for:

      Productivity - call center automation, medical transcription automation, audio broadcasting automation, alert services, etc.

      Accessibility - talking computer screen readers, talking prescription pill bottles, talking automated teller machines (ATMs), etc.

      Compliance - talking ATMs - rule 508, talking prescription pill bottles
      - Medicare rules, etc.

      Product Differentiator - flight simulators, computer games, etc.

     3. Once a trend has been identified Wizzard can, and is in the process of doing so, capitalize on the trend in several ways.

          a) Satisfy Customer Demand - Wizzard can expand its base technology product line to meet growing customer demand based on a specific vertical market. By strategically adding new technologies and representing more companies such as IBM and AT&T, Wizzard is not only positioned to grow revenues within its current customer base but can also increase the number of potential customers coming to Wizzard through marketing arrangements with the

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

manufacturer of the new products. Management has identified and is in the process of negotiating with several of these manufacturers and feels that if it is able to effectively add five new speech product manufacturers, based solely on customer demand, it can increase the number of potential customers coming to Wizzard for their speech technology needs to over 20,000 per year. This number could grow significantly as more businesses around the world adopt speech. This model is a "double win" for Wizzard in the sense that it can increase revenue by expanding its product line to meet current customer demand while at the same time increasing the number of potential customers coming to Wizzard for their speech needs. At this time, management is not aware of any other company offering this type of service to the speech technology manufacturers. Wizzard has executed on this plan accordingly with the recent expansion of contracts with IBM (TTS for Linux) and AT&T (Natural Voices TTS Server).

     b) Speech Engines For the "Killer App" - As mentioned above, once customers have incorporated speech into their workforce, product or service they are required to purchase a speech engine for every single copy of the product or service they distribute. Wizzard has hundreds of customers, from Fortune 500 corporations to 10 person small businesses, currently incorporating speech technology into their products which they plan to sell into specific vertical markets. These markets range from PC Games, medical devices, homeland security applications, software for the visually impaired and legal transcription. If any one of these products are successful, resulting in large unit sales of their products, Wizzard will directly benefit by an increase in revenues and gross profits for its speech engine sales as Wizzard's profit margin on speech engines ranges from 10% to 500% based on
volume purchases, with an average margin of approximately 50%.   Management
believes at this time that several of its customers have the potential for very large unit sales of their newly created speech products as these companies complete, launch and market their products.

          c) First to Market - Wizzard can create specific vertical speech products based on what customers are requesting. A recent example of this action is the medical transcription market. During 2004 Wizzard noticed a growing trend of customers who own transcription services looking for an automated transcription solution for their business. Currently, medical professionals dictate their patient reports, which are then sent to transcription services where workers transcribe by hand the doctor's dictation. Because of the competitive nature of the transcription industry, margins are small and any savings at all can be a significant boost to a transcription company's bottom line. As a result, transcription companies are searching for a speech based solution that would allow them to save labor. Based on the identification of this trend, Wizzard recently licensed from IBM special speech technology that we have productized and are now marketing under the WizzScribe name. This is one of several examples, where having an early preview of market demand through our tools and engine sales, can be a tremendous advantage.

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

     d) Acquire Successful Speech Related Companies - Due to the fact that Wizzard is in a unique position to determine where demand for speech engines and products lie, Wizzard can look to make strategic acquisitions based on predetermined sales and business models. This strategy can help grow our Products and Channels Group through the addition of specialty and often undiscovered speech applications. Wizzard plans to make acquisitions over the next twelve months based on what it is able to identify as customer demand for a specific speech related product or technology. As the speech industry moves from a technology based market to a specific vertically targeted product based market, consolidation amongst companies is a growing trend and management feels Wizzard is in the best position to identify and capitalize on the new speech product companies emerging in the market. In this regard, on February 6, 2004, we signed a non-binding letter of intent to acquire MedivoxRx Technologies and its Talking Prescription Bottle product line. The Talking Pill Bottle provides automated, self-contained verbal instructions to medical patients on the proper method of taking prescription medication. This transaction was consummated on April 23rd, 2004 and as a result, our Products and Channels Group was formed.

Looking Forward - Technology and Services Group

     Over the next 12 months we plan to continue to execute our current business plan, focusing our efforts on speech technology business solutions for programmers and enterprise businesses interested in incorporating and using speech technologies for their workforce and in their products and services. We plan to continue to expand our efforts in attracting customers to use our VoiceTools product line as well as our customized programming and consulting services through the leads we generate by distributing our Voice Tools, IBM's OEM ViaVoice desktop products and AT&T's OEM Natural Voices desktop products, on a worldwide basis. Currently, our Voice Tools have been distributed over 100,000 times through Internet linking agreements we have with Microsoft, IBM, AT&T, CNET and ZDnet, as well as through sponsored links on most popular search engines such as AOL, MSN, YAHOO, Google, Excite, Lycos, etc.

     The Group plans to increase outbound, proactive sales calls while utilizing ever growing referrals from satisfied customers and rewarding current customers with marketing assistance on the Wizzard web site. The Group will have a significant presence at the annual SpeechTEK industry trade show in New York City in September.

     Additionally, the Technology and Solutions Group plans to increase management focus on revenue growth and profit by significantly expanding our TTS market footprint through the recent addition of AT&T's Natural Voices TTS Server product, the recent launching of IBM's TTS for Linux product into relevant target markets and expanding our speech recognition market penetration with the new WizzScribe product, based on IBM's large vocabulary server based batch processing product line, into the call center and transcription markets. Management plans to increase revenues through the cross selling of our Consulting Packages, Support Packages and Commercial Distribution Licenses to customers acquired through leads from the use of our own and our partner's programming tools and runtime engines. Management feels that in addition to our strong line of past speech offerings, the three new


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

products we recently received as a result of our expansion of current agreements with IBM and AT&T, our Technology and Solutions Group revenue contribution to Wizzard Software will increase significantly over the next twelve months.

     Finally, management believes that in addition to previously mentioned target markets, the growing number of government rules and regulations and the slow but progressive enforcement of these rules and regulations could make the adoption of speech technology more widespread than previously anticipated. While the market for selling speech products to blind individuals is limited to the number of blind individuals, the market for complying with rules requiring a company's products and services be accessible to the blind is significantly larger. Public restaurants provide an example. While the overall number of handicapped individuals frequenting their establishment may be small, they still have to have handicapped parking and handicapped accessible restrooms. If an airline is offering an internet only special, it now must make it accessible to all people, including people with visual disabilities, and speech technology can help. Based on this example, we believe the market for speech technology, as an accessibility providing technology, could be the defining market for our business and what compels widespread adoption.

Looking Forward - Products and Channels Group (MedivoxRx Technologies)


     The Products and Channels Group plans to focus its near term future efforts on Wizzard's newly acquired MedivoxRx Division and its Talking Pill Bottle product line. The Group plans to begin installations of its recently completed Automated Pharmacy product in both government and retail pharmacies in the U.S. along with the launch of its Home Kit independent living product line in retail pharmacies in the U.S. Currently, MedivoxRx is focusing its efforts on marketing the retail Home Kits to individual and small chains of pharmacies along with marketing its pharmacy solution to the national retail pharmacy chains. The initial efforts have show great promise with several pharmacies purchasing and reselling our products in the first two months of the campaign launch. MedivoxRx has retained a telemarketing service and is currently targeting the states of Illinois and Maryland with impressive results in the early stages of the marketing campaign while at the same time finalizing efforts with a national medical distributor to carry the product nationwide.

     The Group will attend and speak at several pharmaceutical and industry relevant trade shows to increase demand for the Talking Pill Bottle.

     In addition to the expanding sales efforts, MedivoxRx plans to increase its lobbying efforts of insurance companies and government regulators encouraging Medicare and insurance companies to realize the benefits of the Talking Pill Bottle and cover its cost for deserving individuals.

Looking Forward - General & Administrative

     In order to fund operations in 2005, Wizzard subsequently sold $1.4M in debt and continues to receive small investments through the exercise of its warrants. Wizzard plans to continue to work towards our quarterly positive cash flow goal based on expanding revenues. After nine years of operating Wizzard, management confidently feels our funding methods and efforts to become profitable will limit dilution for our shareholders and allow for the funding of operations over the next 12 months.

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


Looking Forward - New Products Group

     The key emphasis for the future of computing is the creation of the "simple and practical" user interface. Wizzard believes that Speech Technologies, applied properly, can be a major part of the future user interface.

     Business customers and general consumers now demand data manipulation, personal entertainment and communications functions be integrated into a single hand held device. The Wizzard New Products Division is charged with finding new ways to allow speech and telecommunications to work together. Although speech technology is well entrenched in the Accessibility and Telemedicine fields, the Wizzard New Products Division will continue to search for new, effective, and appropriate applications in these areas. On the desktop and throughout the enterprise the New Products Division continues to explore new directions to push the envelope towards specialized speech interfaces for casual, corporate and medical purposes.


Looking Forward - Acquisition Strategy

     Wizzard's management feels that by adding speech technology to a traditional product/industry, operating within traditional margins and traditional valuations, it can merit more technology oriented margins and valuations. This can directly increase value for shareholders by increasing profit margins and future potential for revenue growth.

     To elaborate, Wizzard believes speech technology, applied properly, can significantly impact a product/industry. We feel that we will demonstrate this with our recent acquisition of MedivoxRx and its Talking Pill Bottle product line. Currently, the sale of prescription pill bottles is a mature, low margin business with very little room for increased margins or revenue growth. With the addition of speech technology to the bottle, allowing for increased compliance with prescription medication instructions, customers (pharmacies, drug manufacturers and individual users), will be willing to pay more, we believe, for the newly resulting "technology" based product. With higher profit margins and the potential for additional add-on technology based features, we believe a company offering this new "technology" based traditional product would merit a higher valuation than a traditional prescription pill bottle manufacturer/distributor.

     As a result of this belief, Wizzard plans to make strategic acquisitions over the next twelve months to capitalize on the ability of speech technology to significantly increase the value of businesses. Wizzard can directly make money for its shareholders by owning businesses where speech can have the most profound impact on a product/industry as well as indirectly by increasing demand of speech technology from competitors in these industries. If forced to compete with a new "technology" based speech product, Wizzard can benefit from increased sales of its speech tools and speech engines.

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

     In addition to potential acquisitions to compliment our Talking Pill Bottle, Wizzard management has identified several industries where the above mentioned increased valuation model can be applied: Prescription Packaging Industry, Corporate Pharmacies, Transcription Industry, Home Health Care Agencies and the Call Center Industry. Of all previously mentioned industries, management feels that Home Health Care Agencies offers the most compelling opportunity to demonstrate how speech can have a significant, bottom-line impact on a business.

     Home Health Care Agencies

     In the medical industry, data integration gaps have been widening in conjunction with an increase in paperwork which is driving up costs for all health care providers.

     The industry goal is to make data integration easier on front and back ends while reducing repetitive paperwork, and speech technology will play a key role in both. Home health care is a very profitable, fragmented, high growth sector but, in terms of workflow, it is also the least standardized.

     Wizzard is focused on Home Health Care Agency acquisitions because we have the specialized expertise needed to increase their operational efficiency via speech technology applications that traditional IT providers lack. Long-term, the speech-enhanced solutions we build for agencies in home health care can be quickly adopted by the rest of the home health industry as well as the entire medical industry.

     Research and Development
     ------------------------

     During the calendar years ended December 31, 2004 and 2003, we spent $65,705 and $0, respectively, on research and development.

     Necessary Material
     -------------------

     Beyond basic materials such as CD-ROMs, jewel cases that hold the CD-ROMs and printing, which are all readily available from multiple sources, we depend upon three to five speech recognition companies to license us their speech recognition engines. It is these engines on which we create our applications. We do not foresee any difficulty in continuing to license these engines, due to the competitive market between their manufacturers. Furthermore, Microsoft is beginning to distribute its new speech recognition engine for free in upcoming versions of its Windows operation system and its Office suite of business products. The microphones that we ship with our products are purchased from Andrea Electronics and Plantronics and are readily available through other companies in equal qualities, due to an extremely competitive market for microphone headsets.

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

     Licenses
     --------

     We have the following licenses, which are integral to our business operations:

     *  IBM ViaVoice speech recognition and text-to-speech engines; and

     *  AT& T Natural Voices text-to-speech engine.

     Patents Pending
     ---------------

     MedivoxRx Technologies currently has two patents pending in the United States and one patent pending in Canada for the talking prescription pill bottle.

     Environmental Compliance
     ------------------------

     We do not believe that there are any material laws, rules or regulations regarding environmental concerns that are applicable to our present or intended business operations.

     Governmental Regulations
     ------------------------

     There are no present governmental regulations that are likely to affect our present or proposed business operations. State sales taxes are not currently required to be collected on Internet sales, but any future sales tax requirements may affect our customer's purchasing decisions, and some purchasers may stop ordering products over the Internet. Congress' four-year extension on the moratorium on state taxes and regulation of the Internet is scheduled to expire in November, 2007, and the effects of this cannot yet be predicted.

     Employees
     ---------

     Currently, we have 12 full time employees and eight contractors who spend a majority of their time working for Wizzard.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

Results of Operations.
----------------------

      2004 Compared to 2003
      ---------------------

     Wizzard derives it revenue from the sale of desktop and enterprise speech technology (speech recognition and text-to-speech) programming tools, distributable engines and speech related consulting services and support, as well as through the sale of talking prescription bill bottles. During 2004, Wizzard recorded revenues of $525,434, an increase of $54,947, or approximately 11.7%, from our revenues of $470,487 in 2003. This increase was due in large part to increased sales of our AT&T and IBM licensed products.
In 2004, we continued to expand our relationships with these strategic third parties to add additional products and operating system support.

     During 2004, cost of goods sold was $408,349, an increase of $20,019, or approximately 5.2%, over the 2003 figure of $388,330. This is attributed to an increase in labor cost associated with consulting and custom programming and increased royalties payments to AT&T and IBM on licensed products.
Wizzard generated a gross profit of $117,084 in 2004, versus a gross profit of $82,157 in 2003. We feel our gross margin for our speech technologies should hold steady or increase over the next several years based on current products and other offerings continuing to be of value to our customers and the fact that we have finalized the amortization of the technologies purchased in the Speech Systems acquisition. The cost of goods for our talking prescription pill bottle is higher than for our core speech technologies but has been reduced significantly from the initial acquisition date and will continue to fall as sales increase.

     Selling expenses increased to $292,851 in 2004, from $153,865 in the prior year, due to increased marketing efforts, specifically for our talking prescription pill bottle. We plan to continue marketing our own and strategic third party products through various forms of customer interaction mentioned above.

     In 2004, Wizzard had operating expenses of $5,544,959, as compared to $2,078,765 in 2003. The increase is primarily attributed to 3,165,447 in non cash expenses, expenses related to our MedivoxRx Technologies acquisition, funding the development of the new speech enabled talking prescription pill bottle and doubling our work staff in 2004.

     During 2004 and 2003, we had depreciation expenses of $34,943 and $33,136, respectively. Research and development expense also increased to $65,705, from $0 in the prior year related to the integration of the text to speech technology into the Talking pill bottle. Wizzard incurred non-cash legal, public relations and consulting fees of $2,867,558 in fiscal 2004, as compared to $1,124,815 in 2003. Of this non-cash amount in fiscal 2004, $1,545,400 was for investor relations, $657,738 was for general and administrative expense, $548,582 for selling expense and $115,838 for research and development expense. For fiscal 2003, the non-cash amount included $574,000 for investor relations, with the balance for general and administrative expense. Due to the increased liquidity of its common stock traded on the OTC Bulletin Board exchange, Wizzard has been able to pay for valuable and sometimes critical services with restricted and unrestricted common stock. This has helped us to use our cash for general and administrative operations. For all such stock issuances, we valued the stock at the market price at the close of the day of issuance. All related expense was recorded the same day.

     During December 2004, the Company performed its annual test of impairment of goodwill and intangible assets by comparing the net carrying value including goodwill of the assets with the present value of future cash flows. Fair value was estimated using the expected present value of discounted future cash flows of the businesses within Wizzard Software Corporation. When making these estimates, we were required to make estimates of future operating trends and judgments on discount rates and other variables. Actual future results and other assumed variables could differ from those estimated.

     The result of the annual impairment test indicated that the carrying value of goodwill and intangible assets exceeded their implied fair value and an impairment charge of $522,931 and $169,797, respectfully was recorded in the consolidated statement of operations during the fourth quarter of 2004. All of the goodwill impaired relates to the acquisition of MedivoxRx Technologies. The intangibles assets impaired related to the unamortized balance of the Active X Voice Tools Software, Trademarks, patents, website registrations and Memorandum of Understanding.

     In connection with our relocation in 2004, we realized a loss of $38,811 on abandoned leasehold improvements and other assets during that year. Interest expense declined to $20,155 in 2004, from $47,434 in 2003.

     Net loss increased to $5,486,840 in 2004, as compared to a net loss of $2,044,042 in 2003. The $3,442,798 increase is due principally to the increase in operating expenses, including $3,165,447 in Non-Cash legal, public relations and consulting fees as discussed above. As a result of this increase in net loss, we have a basic and diluted loss per common share of $0.22 in 2004, versus a basic and diluted loss per common share of $0.10 in 2003.

Three Months Ended June 30, 2005 and 2004.
-------------------------------------------

     During the second quarterly period ended June 30, 2005, Wizzard recorded revenues of $291,523, a 163% increase from revenues of $111,021 in the second quarter of 2004 and a 23% increase over revenues in the first quarter of 2005 ($223,561). The increase for the second quarter of 2005 was due primarily to increased sales of AT&T and IBM speech technology runtimes.

     Cost of goods sold totaled $140,655 in the second quarter of 2005, versus $114,738 in the second quarter of 2004. This increase of 23% is attributed primarily royalty payments related to the increased volume of speech technology sales. Wizzard posted a gross profit of $150,868 during the second quarter of 2005, versus a gross (loss) of $3,717 in the second quarter of 2004.

     In the second quarter ended June 30, 2005, operating expenses totaled $803,069 which was a 23% decrease from operating expenses of $1,042,343 in the second quarter of 2004. Broken down by line item our operating expenses were:
General and administrative expenses were $638,397 (including the $185,000 investor relations expense) in 2005 versus $941,990 in 2004. The 32% decrease in G&A expenses were primarily due to a 57% reduction in consulting fees from $585,000 in 2004 to 252,000 in 2005. Selling expenses in the second quarter of 2005 were $135,869 versus $67,353 in 2004. This 102% increase was due significantly to the addition of MedivoxRx sales personnel and increased marketing expense related to the emphasis on introducing Rex the Talking Pill Bottle to the market. Research and Development expenses in the second quarter were $28,803 versus $33,000 in 2004. Other expenses consisted of an interest expense of $38,860 versus $4,217 in the second quarter of 2004. This increase relates to the issuance of a $1,400,000 unsecured convertible note payable during the first quarter of 2005 and penalties on the delay in registering the underlying securities.

     Wizzard's net loss was $691,061, or $0.03 per share, in the quarter ended June 30, 2005. This represents a 36% decrease from our net loss of $1,081,146, or $0.04 per share, in the second quarter of 2004. This decrease in net loss is due to a 32% decrease in G&A expenses.

 Six months ended June 30, 2005, and 2004.
 -----------------------------------------

     During the six month period ended June 30 2005, Wizzard recorded revenues of $515,084, a 148% increase over revenues of $208,085 for the same period in 2004. The increase in revenues in the six months ended June 30, 2004, was due to a significant increase in sales of AT&T and IBM speech technology runtimes.

     In the six months ended June 30, 2005, cost of goods sold totaled $283,661, a 47% increase as compared to $193,950 in the six months ended June 30, 2004. The increase in cost of goods sold is attributed primarily to royalties on the increased volume of sales.

     Wizzard recorded total operating expenses of $2,686,216 during the six months ended June 30, 2005, a 16% increase as compared to operating expenses of $2,327,577 in the same period of 2004. General and administrative expenses totaled $1,281,451 in the first six months of 2005 versus 1,172,323 in the first six months of 2004, an increase of approximately 9%. This increase is due primarily to an increase in employee and payroll related expense of approximately $94,000 in excess of the comparable six month period. Selling expenses rose by 31%, from $136,834 in the first six months of 2004 to $179,509 in the first six months of 2005 due to an increase in the marketing expense and sales personnel compensation and marketing efforts related to Rex the Talking Pill Bottle. Research and Development expenses were relatively flat with $33,000 in expenses in the first six months of 2004 versus $33,289 in R&D expenses in the first six months of 2005. In the first six months of 2005, Wizzard had a $1,191,967 expense for the impairment of goodwill as a result of the internal merger of the Wizzard Delaware and Wizzard Colorado companies. In the first six months of 2005, Wizzard incurred an interest expense of $1,452,065, primarily due to $1,400,000 interest expense for amortization of a discount in conjunction with the $1,400,000 convertible note sold to investors versus a $14,375 interest expense in the first six months of 2004.

     Wizzard's net loss was $3,906,858, or $0.14 per share, in the six months ended June 30, 2005. This represents a 66% increase from our net loss of $2,358,086, or $0.10 per share, in the first six months of 2004. Total non-cash expenses for the first six months of 2005 was $3,117,004, an 89% increase from non-cash expenses of $1,649,509 in the first six months of 2004, primarily due to interest expense of $1,400,000 for amortization of a discount in conjunction with our $1,400,000 note we sold to three separate institutional investors.

Liquidity and Capital Resources.
--------------------------------

      2004 compared to 2003
      ---------------------

     At December 31, 2004, the Company had working capital of $433,537, an increase of $659,108 over the working capital deficit of $(225,571) at December 31, 2003. The increase in working capital is due to the net $1,898,576 in proceeds received from the issuance of common stock. Current assets included $464,402 in cash and accounts receivable, an increase of $346,723 from our cash, restricted cash and accounts receivable of $117,679 at December 31, 2003.. On February 8, 2005, subsequent to the year ended December 31, 2004, the Company closed a $1,400,000, 5% convertible note subscription agreement.

     The Company believes it is still in the early stages of the new and developing speech technology market and estimates it will require approximately $120,000 per month to maintain current operations. As mentioned in Note 2 to the accompanying financial statements, the Company has not yet been able to establish profitable operations and has not generated cashflows from operations, thus raising substantial doubt about the Company ability to continue as a going concern. The Company has been successful over the past nine years in obtaining working capital and will continue to seek to raise additional capital from time to time as needed and until profitable operations can be established.

     During fiscal 2004, our operating activities used net cash of $1,469,721, as compared to $467,970 in net cash used by operating activities in the preceding year. This change was due in large part to current year losses offset by non-cash expenses of $3,165,447, and a non-cash impairment charges of $522,931 and $169,797, of goodwill and intangible assets, respectfully.

     In 2004, depreciation and amortization expense was $190,912, which was up somewhat from $149,163 in 2003. In both periods, this expense was primarily attributed to the amortization of technology purchased in the Speech Systems, Inc. acquisition.

     Accounts payable decrease by $29,924 in fiscal 2004, as compared to a increase of $58,933 in 2003. This decrease is primarily related to the payment of penalties on the delay in registering the shares underlying the 8% convertible note payable.

     Net cash used by investing activities increased to $36,682 in 2004, versus $21,061 in 2003. In both periods, this cash was used for the purchase of property and equipment.

     In 2003, net cash provided by financing activities increased to $1,898,576, from $491,618 in 2003. Net cash of $2,025,859 was provided by the issuance of common stock in 2004, less the payment of offering costs of $127,283; in 2003, this figure was $503,601. In 2003, we received $32,017 in proceeds from a note payable to a related party, which decreased to $0 in 2004. We also paid a related party note of $50,000, plus interest, in fiscal 2003, versus $0 in 2004.

June 30, 2005, Compared to June 30, 2004.
-------------------------------------------

     Cash on hand was $1,289,596 at June 30, 2005, an increase of $131,444 over the $1,158,152 on hand at June 30, 2004. Cash used in operations for the six months ended June 30, 2005, was $661,628, a decrease of 3% over the $682,924 cash used in operations for the six months ended June 30, 2004. Cash used in investing activities was $15,630 for the purchase of needed equipment and software upgrades.

     In the first six months of 2005, Wizzard received proceeds from long term obligations of $1,400,000. The Company received $146,228 from the issuance of common stock. The Company used common stock to pay $497,297 in consulting, investor relations and employee services during the six months ended June 30, 2005. In doing so, management believes we have conserved Wizzard's cash liquidity for operational purposes.

     The Company believes it is still in the early stages of the new and developing speech technology market and estimates it will require approximately $130,000 per month to maintain current operations. The Company has been successful over the past nine years in obtaining working capital and will continue to seek to raise additional capital from time to time as needed and until profitable operations can be established.

Controls and Procedures.
------------------------

     Material Weakness - We maintain disclosure controls and procedures designed to ensure that financial information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is recorded, processed, summarized, and reported within the required time periods, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow for timely decisions regarding disclosure.

     In connection with the completion of its audit of, and the issuance of its report on our consolidated financial statements for the year ended December 31, 2004, Gregory & Eldredge, LLC identified deficiencies that existed in the design or operation of our internal control over financial reporting that it considered to be "material weaknesses." The Public Company Accounting Oversight Board had defined a material weakness as a "significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected."

     The material weakness identified relate to:

     * the lack of sufficient knowledge and experience among the internal accounting personnel regarding the application of US GAAP and SEC requirements;

     * insufficient written policies and procedures for accounting and financial reporting with respect to the current requirements and application of US GAAP and SEC disclosure requirements; and

     * segregation of duties, in that we had only one person performing all accounting-related duties.

     We believe that each of these material weaknesses existed at June 30, 2005. The following changes in our internal controls over financial reporting occurred during the second quarter of 2005 (unless indicated otherwise):

     * In the first quarter of 2005, we updated and added 10 new modules to our internal workflow system to cover e-commerce credit card processing, purchase order streamlining, order entry and customer payment scheduling. During the second quarter, we added two new modules to this system for a total of twelve through June 30, 2005. This system has already made our workers more efficient and management believes that as we continue to improve the processes and procedures of the system our employees will continue to increase their productivity while at the same time the Company's controls and oversights will improve for better compliance with Sarbanes-Oxley regulations. This system provides a platform for us to determine where we should undertake additional segregation of duties among our employees and for determining how we can otherwise improve our disclosure controls and procedures; and

     * the hiring of William F. McLay as our Chief Financial Officer on April 4, 2005, and the education of Christopher J. Spencer and Armen Geronian and our accounting staff about GAAP and Securities and Exchange Commission requirements;

      * the segregation of accounting duties that had formerly been performed by one person among three persons, including Mr. McLay. As we continue to incorporate written policies and procedures for accounting and financial reporting, we will continue to implement additional segregation of duties.

     We believe that these steps have fully addressed the first material weakness identified above. Under the supervision of Mr. McLay, we are actively working on implementing written policies and procedures that will fully address the second material weakness, which we believe still exists. We expect that this process may take 9-12 months. As we continue to refine our internal workflow system and our written policies and procedures, we believe that we will identify other areas in which we can further segregate our employees' duties. Although we have taken significant steps to address this material weakness, we believe that it will continue to exist until we have fully addressed the written policies and procedures material weakness.

     The principal cost associated with our remediation of these material weaknesses has been the hiring of Mr. McLay, whose annual compensation totals approximately $100,000. The other remedial actions are being undertaken as part of Mr. McLay's job description, or the job descriptions of other already existing employees, which has not resulted in any additional increased costs. During the next 9-12 months, we expect to retain outside consultants to advise us and test our Sarbanes-Oxley compliance. We expect that the cost of these consultants will be approximately $50,000.

As required by Rule 13a-15(b) of the Securities and Exchange Commission, and as of the end of the period covered by this Report, we carried out an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, or the persons performing similar functions, of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2005.
Based on this evaluation, our President/Treasurer has concluded that the Company's controls and procedures as of June 30, 2005, are not effective. This is management's conclusion, despite the compensating control provided by the significant day-to-day involvement of the Company's Chief Executive Officer in all aspects of the Company's operations in a small company atmosphere, and the Company's engagement of an outside professional with sufficient expertise in the application of US GAAP and SEC requirements.

     The significant day-to-day involvement of our Chief Executive Officer includes:

     * his approval of all new hires and all Company purchases over the amount of $500;

     * the requirement that all checks over the amount of $2,500 bear two signatures, one of which must be the Chief Executive Officer's signature;

     * his approval of all transactions requiring credit approval; and

     * his involvement in the analysis and approval of all acquisitions and dispositions of assets.

These policies have been in place since Wizzard's inception.

     The outside accounting professional was engaged during the first quarter of 2005 to advise the Company in the preparation of its financial statements and Form 10-KSB for the calendar year ended December 31, 2004. This outside professional has significant expertise in the application of US GAAP and Securities and Exchange Commission requirements, which has compensated for the lack of such expertise within the Company prior to the hiring of our new Chief Financial Officer, as discussed below. The fees for the outside professional's services have totaled approximately $825. This professional is not associated with our independent public accounting firm.

     The Company will continue to monitor, assess and work to improve the effectiveness of our internal control procedures related to internal controls, financial reporting and certain entity-wide controls related to corporate governance in order to comply with Section 404 of the Sarbanes Oxley Act of 2002.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     Except as indicated below, during the past two years, there have been no material transactions, series of similar transactions or currently proposed transactions, to which our company or any of our subsidiaries was or is to be a party, in which the amount involved exceeded $60,000 and in which any director or executive officer, promoter or founder or any security holder who is known to us to own of record or beneficially more than five percent of our common stock, or any member of the immediate family of any of the foregoing persons, or any promoter or founder had a material interest.

     During the year ended December 31, 2002, Wizzard borrowed a total of $402,183 from five of its stockholders. In March, 2003, we borrowed an additional $22,000. These notes were payable on demand and accrued interest at a rate of prime plus 1%, or approximately 5.75%. During the quarter ended March 31, 2003, we issued 901,778 shares of common stock in payment of $374,183 related party notes payable and $13,323 in related accrued interest. We repaid the remaining $50,000 note payable, with accrued interest of $2,386, in April 2003.

     In April, 2003, we borrowed a total of $10,017 from a stockholder.  The note is payable on demand and accrues interest at a rate of prime plus 1%, or approximately 5.75%, and amounted to $410 at December 31, 2003. On May 3, 2004, Wizzard issued 27,999 shares of its common stock in payment of a $10,016 note payable and $614 in related accrued interest and $78,408 in consulting services.

     On January 8, 2004, a stockholder loaned us an additional $50,000. The note was repaid with interest of $5,000 on January 24, 2004.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Market Information.
-------------------

      Our common stock is currently traded on the OTC Bulletin Board of the NASD under the symbol "WIZD." However, the market for our common stock is extremely limited in volume. We can not guarantee that the present market for our common stock will continue or be maintained, and the sale of unregistered and restricted common stock pursuant to Rule 144, or of the shares being registered for resale under this prospectus by the selling stockholders, may substantially reduce the market price of our common stock.

      The quarterly high and low bid prices for our shares of common stock since public trading of these shares for the last two years are as follows:

                                                  Bid
                                                  ---
Quarter or period ending:               High                Low
-------------------------               ----                ---

March 31, 2003                          $0.96               $0.33

June 30, 2003                           $0.73               $0.41

September 30, 2003                      $0.52               $0.37

December 31, 2003                       $1.45               $0.40

March 31, 2004                          $4.28               $1.06

June 30, 2004                           $3.73               $1.87
September 30, 2004                      $2.86               $1.48

December 31, 2004                       $2.23               $1.50

March 31, 2005                          $2.76               $1.85

June 30, 2005                           $2.10               $1.40


     These bid prices were obtained from Pink Sheets, LLC, formerly known as the "National Quotation Bureau, LLC," and do not necessarily reflect actual transactions, retail markups, mark downs or commissions.

Resales of Restricted Securities.
---------------------------------

     Approximately 13,450,228 shares of our common stock are presently publicly traded. This number will be increased by the 671,674 shares underlying the warrants, which may be offered by this prospectus. In addition, we have recently filed a separate registration statement on Form SB-2 with respect to a total of 2,800,001 shares of our common stock, of which 1,400,001 shares underlie other presently outstanding warrants, with the remaining 1,400,000 shares being issuable upon conversion of certain convertible notes. This potential increase in the number of shares that may be available for public trading from 13,450,228 shares to 16,921,903 shares may dramatically reduce the price of our common stock on the basis of supply and demand alone. In addition, a significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also place downward pressure on our stock price.

Holders.
--------

     As of the date of this prospectus, we have about 311 stockholders of record. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.
----------

     We have not declared any cash dividends on our common stock, and do not intend to declare dividends in the foreseeable future. Management intends to use all available funds for the development of our plan of operation. There are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

Securities Authorized for Issuance under Equity Compensation Plans.
-------------------------------------------------------------------

                    Equity Compensation Plan Information
                    ------------------------------------

     The following information is provided as of December 31, 2004:


            Number of                                  Number of securities
            securities                                 remaining available
            to be issued                               for future issuance
            upon exercise       Weighted-average       under equity
            of outstanding      exercise price of      compensation plans
Plan        options, warrants   outstanding options,   excluding securities
category    and rights          warrants and rights    reflected in column (a)
--------    ----------          -------------------    -----------------------

               (a)                      (b)                      (c)

Equity         -0-                       -0-                     -0-
compen-
sation
plans
approved
by
security
holders

Equity         -0-                       -0-                     74,293
compen-
sation
plans not
approved
by
security
holders

Total          -0-                       -0-                     74,293

                      EXECUTIVE COMPENSATION
                      ----------------------
Cash Compensation.
------------------

     The following table shows the aggregate compensation that we have paid to directors and executive officers for services rendered during the periods indicated:

                   SUMMARY COMPENSATION TABLE


                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and   Year or               Other  Rest- Under- LTIP  Other
Principal  Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position   Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
-----------------------------------------------------------------
Christopher 12/31/02  $ 60000   0     0       0       0       0      0 (1)
J. Spencer  12/31/03  $ 70000   0     0       0       0       0      0
President,  12/31/04  $ 70000   0     0       6000    0       0      0
Treasurer
and Director

Armen      12/31/02   $     0   0     0       0       0       0      0 (1)
Geronian   12/31/03   $     0   0     0       0       0       0      0 (1)
Asst. Sec. 12/31/04   $ 70000   0     0       6000    0       0      0
and Director

Gordon     12/31/02   0         0   $24000(2) 0       0       0      $1500 (1)
Berry      12/31/03   0         0   $24000(2) 0       0       0      0
Director   12/31/04   0         0   $48000(2) 0       0       0      0

Alan       12/31/02   0         0   $15000(2) 0       0       0      0
Costilo    12/31/03   0         0   $24000(2) 0       0       0      0
Director   12/31/04   0         0   $48000(2) 0       0       0      0

          (1) Medical insurance is paid as part of Mr. Spencer's salary; Mr.
              Geronian gets his medical insurance paid; and through 2002 Mr.
              Berry received a $1,500 automobile allowance.

          (2) We paid these amounts to Messrs. Berry and Costilo as independent contractors, rather than as employees.

Bonuses and Deferred Compensation.
----------------------------------

     None.

Compensation Pursuant to Plans.
-------------------------------

     None.

Options/SAR Grants.
-------------------

                     Option/SAR Grants in Last Fiscal Year
                     -------------------------------------

                               Individual Grants
                               -----------------

(a)                  (b)             (c)             (d)           (e)
                   Number of       % of Total
                   Securities      Options/SARs
                   Underlying      Granted to        Exercise or
                   Options/SARs    Employees in      Base Price    Expiration
Name               Granted (#)     Fiscal Year       ($/Sh)        Date
----               -----------     -----------       ------        ----

Christopher J.     6,000           2.6%               (1)           (2)
Spencer



Armen Geronian     6,000           2.6%               (1)           (2)


     (1) Services valued at the bid price of Wizzard's common stock per share.

     (2)  These options were exercised immediately after they were granted.

Aggregated Option/SAR Exercises and Fiscal Year-End Option/SAR Value Table.
---------------------------------------------------------------------------

 (a)                (b)              (c)             (d)           (e)

                                                   Number of
                                                   Securities    Value of
                                                   Underlying    Unexercised
                                                   Unexercised   In-the-Money
                                                   Options/SARs  Options/SARs
                                                   at FY End (#) at FY End($)
                  Shares Acquired   Value          Exercisable/  Exercisable/
Name              on Exercise (#)   Realized ($)   Unexercisable Unexercisable
----              ---------------   ------------   ------------- -------------

Christopher J.    6,000             (1)             -0-           -0-
Spencer

Armen Geronian    6,000             (1)             -0-           -0-

     (1) Services valued at the bid price of Wizzard's common stock per share.


Pension Table.
--------------
     None.

Other Compensation.
-------------------

     None.

Compensation of Directors.
--------------------------

     None.
                                            58

Employment Contracts.
---------------------

     None.

Termination of Employment and Change of Control Arrangements.
-------------------------------------------------------------
     None.

Compliance with Section 16(a) of the Exchange Act.
--------------------------------------------------

     Each of Wizzard's directors, executive officers and 10% owners have filed a Form 3 Initial Statement of Beneficial Ownership with the Securities and Exchange Commission as follows:

       Name                                   Filing Date
       ----                                   -----------
       Christopher J. Spencer                 2/04/02
       Armen Geronian                         2/04/02
       Gordon Berry                           2/04/02
       Alan Costillo                          2/04/02
       Jack and Magee Spencer                 2/04/02
       Voice Recognition Investment, L.P.     2/06/02
    William F. McLay                       6/03/05

     In addition, the following directors filed Form 4 Statements of Changes in Beneficial Ownership of securities on or about the dates indicated:
                                              Filing          Transaction
       Name                                   Date            Date
       ----                                   ----            ----

       Christopher J. Spencer                 3/14/05         10/8/04
                                              3/14/05         2/15/05

       Gordon Berry                           9/09/02         8/28/02
                                              3/12/03         3/04/03
                                              1/06/04        12/10/03
                                             12/16/04         10/8/04
                                              1/18/05         1/12/05
                                              3/14/05         2/15/05

       Armen Geronian                         9/11/03         9/05/02
                                              3/12/03         3/04/03
                                              3/15/04         3/12/04
                                              5/25/04 (1)     3/12/04
                                              3/14/05         10/8/05
                                              3/14/05         2/15/05

       Alan Costilo                          11/01/02        10/28/02
                                             12/16/04         10/8/04
                                             12/16/04        12/15/04
                                              3/14/05         2/15/05

         (1) This filing was an amendment to the Form 4 that Mr. Geronian initially filed on March 15, 2004.

                              FINANCIAL STATEMENTS
                              --------------------

          Consolidated Financial Statements for the years ended
          December 31, 2004, and December 31, 2003

          Independent Auditors Report

          Consolidated Balance Sheet - December 31, 2004

          Consolidated Statements of Operations for the years ended December 31, 2004 and 2003
          Consolidated Statement of Stockholders' Equity for the years ended December 31, 2004 and 2003

          Consolidated Statements of Cash Flows for the years ended December 31, 2004 and 2003

          Notes to Consolidated Financial Statements


(2) Unaudited Condensed Consolidated Financial Statements for the three and six months ended June 30, 2005, and 2004

          Unaudited Condensed Consolidated Balance Sheet, June 30, 2005

          Unaudited Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2005 and 2004

          Unaudited Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2005, and 2004

          Notes to Unaudited Condensed Consolidated Financial Statements

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2004

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES




                             CONTENTS
                                                                   PAGE

     Report of independent Registered Public Accounting Firm         1

     Consolidated Balance Sheet, December 31, 2004                   2

     Consolidated Statements of Operations, for the years
          ended December 31, 2004 and 2003                           3

     Statement of Stockholders' Equity, for the years
          ended December 31, 2004 and 2003                       4 - 5

     Consolidated Statements of Cash Flows, for the years
              ended December 31, 2004 and 2003                   6 - 7
     Notes to Consolidated Financial  Statements                8 - 23

                         GREGORY & ELDREDGE, LLC
                         Certified Public Accountants
                         3650 South Craig Circle * Salt Lake City, Utah 84109
                         (801)277-2763 Phone *(801)277-6509 Fax

                      REPORT OF INDEPENDENT
                REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
Pittsburgh, Pennsylvania 15213

We have audited the accompanying consolidated balance sheet of Wizzard Software Corporation and subsidiaries as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit, the consolidated financial statements audited by us present fairly, in all material respects, the financial position of Wizzard Software Corporation and subsidiaries. and subsidiaries as of December 31, 2004 and the results of their operations and their cash flows for the years ended December 31, 2004 and 2003, in conformity with generally accepted accounting principles in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established profitable operations and has incurred significant losses since its inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ Gregory & Eldredge, LLC

January 21, 2005, except for note 15
  As to which the date is March 18, 2005
Salt Lake City, Utah

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                    CONSOLIDATED BALANCE SHEET

                              ASSETS

                                                            December 31,
                                                                2004
                                                            ___________
CURRENT ASSETS:
  Cash                                                     $     445,702
  Accounts receivable, net of $0 allowance                        18,700
  Inventory, net                                                  86,694
  Prepaid expenses                                                68,737
                                                             ___________
        Total current assets                                     619,833
                                                             ___________
PROPERTY & EQUIPMENT, net                                         99,327
                                                             ___________
OTHER ASSETS                                                       8,124
                                                             ___________
                                                           $     727,284
                                                             ___________

              LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                         $     148,156
  Accrued expenses                                                13,064
  Loans payable   related party                                   25,076
                                                             ___________
        Total current liabilities                                186,296
                                                             ___________

LONG  TERM OBLIGATIONS:
  8% convertible note payable   related party                    100,000
                                                             ___________
        Total long term liabilities                              100,000
                                                             ___________
                                                                 286,296
                                                             ___________

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value, 10,000,000 shares
     authorized, no shares issued and outstanding                      -
  Common stock, $.001 par value, 100,000,000 shares
     authorized, 26,094,228 shares issued and outstanding         26,094
  Additional paid-in capital                                  13,886,763
  Accumulated Deficit                                        (13,471,869)
                                                             ___________
        Total Stockholders' Equity                               440,988
                                                             ___________
                                                           $     727,284
                                                             ___________


The accompanying notes are an integral part of this consolidated financial statement.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF OPERATIONS
                                                   For the Years Ended
                                                      December 31,
                                                   _____________________
                                                       2004      2003
                                                   _________   _________
NET SALES                                          $ 525,434 $   470,487

COST OF GOODS SOLD                                   408,349     388,330
                                                   _________   _________
  Gross Profit                                       117,085      82,157
                                                   _________   _________

OPERATING EXPENSES:
  Selling expenses                                   292,851     153,865
  General and administrative                       1,415,696     590,085
  Research and development                            65,705           -
  Non-cash legal and consulting fees               1,322,158     550,815
  Investor relations consulting fees                  50,000           -
  Non-cash Investor relations consulting fees      1,545,400     574,000
  Compensation for re-pricing warrants               160,420     210,000
  Impairment of goodwill                             522,932           -
  Impairment of intangible asset                     169,797           -
                                                   _________   _________
        Total Expenses                             5,544,959   2,078,765
                                                   _________   _________
LOSS FROM OPERATIONS                              (5,427,874) (1,996,608)
                                                   _________   _________

OTHER EXPENSES:
  Loss on abandoned leasehold improvements           (38,811)          -
  Interest expense   related party                   (20,155)    (47,434)
                                                   _________   _________
        Total Other Expenses                         (58,966)    (47,434)
                                                   _________   _________

LOSS BEFORE INCOME TAXES                          (5,486,840) (2,044,042)
CURRENT INCOME TAX EXPENSE                                 -           -
DEFERRED INCOME TAX EXPENSE                                -           -
                                                   _________   _________

NET LOSS                                         $(5,486,840)$(2,044,042)
                                                   _________   _________

BASIC AND DILUTED LOSS PER COMMON SHARE:           $    (.22)  $    (.10)
                                                   _________   _________
BASIC AND DILUTED WEIGHTED AVERAGE COMMON
  SHARE OUTSTANDING:                              24,824,265  20,631,309
                                                   _________   _________




The accompanying notes are an integral part of these consolidated financial statements.

                   WIZZARD SOFTWARE CORPORATION

                STATEMENT OF STOCKHOLDERS' EQUITY

          FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                   Common Stock         Additional
                             _________________________    Paid in  Accumulated
                              Shares        Amount        Capital   (Deficit)
                             ___________  ____________ ___________ ___________
BALANCE, December 31, 2002    18,814,800  $     18,815 $ 5,622,803$(5,940,987)

Stock issued in payment of
related party notes payable
and accrued interest at $0.34
to $1.20 per share               901,787           901     386,564         -

Stock issued as consideration
for an individual loaning the
company $50,000                   17,000            17      20,383         -
Compensation for re-pricing
of 300,000 warrants from $1.25
to $0.50 per share                     -             -     210,000         -

Stock issued upon exercise of
warrants April, 2003 $.50 per
share                            600,000           600     299,400         -

Stock issued upon exercise of
options for employee payroll
at $.47 to $1.23 per share       319,991           320     203,281         -
Stock issued for the purchase
of a website $1.00 per share,
March 2003                         6,098             6       6,092         -
Advertising services paid for
by a shareholder of the Company        -             -       6,000         -
Issuance of stock for consulting
services, May to September 2003,
at $.49 to $.70 per share      1,040,000         1,040     601,610         -

Issuance of stock for legal
services, May, 2003, at $.57
per share                         12,540            13       7,136         -

Stock issued upon exercise of
options for Legal services at
$0.56 to $0.84 per share May to
December 2003                     36,040            36      25,531         -

Stock issued upon exercise of
options for Consulting services
at $0.65 to $1.20 per share
April and December 2003          428,000           428     473,022         -

Compensation for the issuance
20,000 warrants to purchase
common stock at $0.25 per share        -             -      16,000         -

Net loss for the year ended
December 31, 2003                      -             -           - (2,044,042)
                             ___________  ____________ ___________ __________
BALANCE, December 31, 2003    22,176,256        22,176   7,877,822 (7,985,029)
Issuance of common stock for
cash, less $127,254 offering
costs, at $0.73 per share,
January and May 2004           1,648,352         1,648   1,070,085          -

Compensation for the
re-pricing of warrants to
purchase common stock from
$1.50 to $1.00 per share               -             -     160,420          -

Stock issued upon exercise
of warrants at $0.25 to
$1.55 per share                  646,076           646     663,380          -

                                  (Continued)

                   WIZZARD SOFTWARE CORPORATION

                STATEMENT OF STOCKHOLDERS' EQUITY

    FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003 (Continued)

                                   Common Stock         Additional
                             _________________________    Paid in  Accumulated
                              Shares        Amount        Capital   (Deficit)
                             ___________  ____________ ___________ ___________
Stock issued upon exercise
of options at $1.81 per
share, March 2004                 90,210            90     162,756          -

Stock issued for employees
services upon exercise of
options at $1.77 per share        77,666            78     137,391          -

Stock issued for consulting
services upon exercise of
options at $1.99 to $4.24
per share                         62,300            62     129,088          -

Stock issued for investor
relations consulting
services at $2.77 to $3.30
per share, March 2004            370,000           370   1,157,030          -

Subsidiary stock issued to
for investor relations
services at $1.94 per share            -             -     388,000          -

Stock issued for consulting
services at $1.73 to $3.18
per share                        468,867           469   1,114,102          -

Stock issued in payment of
a $10,016 note payable $614
in accrued expenses and
$78,437 in consulting
services at $3.18 per share,
May 2004                          27,999            28      89,039          -

Stock issued in payment of
accrued interest at accrued
expenses at $3.50 per share,
May 2004                          18,117            18      63,360          -

Stock issued related to the
acquisition of MedivoxRx
Technologies, May 2004           150,035           150     536,975          -

Stock issued related to the
acquisition of Medivox-RX
Technologies at $1.70 per
share, July 2004                  51,375            52      87,285          -

Stock issued in payment of
penalties related to Delay
in registration of shares
underlying the 8% convertible
note payable at $3.50 per share   19,286            19      67,481          -

Stock issued upon conversion
of note payable at $0.50 per
share and $47,837 of accrued
interest at $2.70 May to
October 2004                     287,689           288     182,549          -

Net loss for the year ended
December 31, 2004                      -             -           - (5,486,840)
                             ___________  ____________ ___________ __________
BALANCE, December 31, 2004    26,094,228  $    26,094 $13,886,763$(13,471,869)
                             ___________  ____________ ___________ __________



The accompanying notes are an integral part of these consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                 Net Increase (Decrease) in Cash


                                                    For the Years Ended
                                                       December 31,
                                                  ______________________
                                                      2004        2003
                                                  __________ ___________
Cash Flows from Operating Activities:
  Net loss                                       $(5,486,840)$(2,044,042)
  Adjustments to reconcile net loss to net cash
  used by operating activities:
    Compensation of stock and options              3,165,447   1,355,215
    Impairment of definite-life intangible assets    169,797           -
    Impairment of goodwill                           522,932
    Loss on abandoned leasehold and assets            38,811           -
    Depreciation and amortization expense            152,103     149,163
    Change in assets and liabilities:
      Restricted cash                                 34,771     (34,771)
      Accounts receivable                             10,663      33,161
      Inventory                                      (11,496)      4,959
      Prepaid expenses                               (48,570)     (6,674)
      Other assets                                    (1,672)     (4,452)
      Accounts payable                               (29,940)     58,933
      Accrued expense                                 14,258      20,538
                                                  __________  __________
        Total Adjustments                          4,017,104   1,560,072
                                                  __________  __________
        Net Cash Used in Operating Activities     (1,469,736)   (467,970)
                                                  __________  __________
Cash Flows from Investing Activities:
  Purchase of property & equipment                   (36,682)    (21,061)
                                                  __________  __________
        Net Cash Used in Investing Activities        (36,682)    (21,061)
                                                  __________  __________
Cash Flows from Financing Activities:
  Proceeds from the issuance of common stock       2,025,859     503,601
  Payment of stock offering cost                    (127,283)          -
  Capital contribution                                     -       6,000
  Proceeds from note payable   related party               -      32,017
  Payments on note payable - related party                 -     (50,000)
                                                   _________  __________
        Net Cash Provided by Financing Activities  1,898,576     491,618
                                                   _________  __________
Net Increase in Cash                                 392,158       2,587
Cash at Beginning of Period                           53,544      50,957
                                                  __________  __________
Cash at End of Period                             $  445,702  $   53,544
                                                  __________  __________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                      $        -  $    4,387
    Income taxes                                  $        -  $        -

Supplemental Schedule of Non-cash Investing and Financing Activities:
  For the Year Ended December 31, 2004
        The Company recorded $160,420 in compensation for the re-pricing of 408,076 warrants from $1.50 to $1.00 per share and extending the expiration date from January 1, 2004 to February 29, 2004.
  The Company issued 370,000 common shares for investor relations services valued at $1,157,400.


                           (Continued)

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

Supplemental Schedule of Non-cash Investing and Financing Activities:
    For the Year Ended December 31, 2004
     The Parent recorded a $388,000 in investor relations expense and a capital contribution for the issuance of 200,000 common shares of Wizzard Software Corp. (Subsidiary).

     The Company issued 18,117 common shares in payment of $63,408 in accrued interest.

     The Company issued 531,167 common shares for consulting services valued at $1,243,721.

     The Company issued 77,666 common shares to employees for services valued at $137,469.

     The Company issued 27,999 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,437 in consulting services.

     On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MediVoxRx Technologies through the Company issuing 150,035 common shares to acquire all of the issued and outstanding shares of MediVoxRx Technolgies, Inc. As a result of the purchase, the Company recorded goodwill of $435,594 as the purchase price of $537,125 exceeded the $101,531 net book value of the assets. On July 9, 2004, the Company issued 51,375 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval on the talking pill bottle and recorded additional goodwill of $87,337.

     The Company issued 19,286 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable.

     The Company issued 287,689 common shares upon conversion of $135,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.

For the Year Ended December 31, 2003:

     During March 2003, the Company recorded $210,000 in compensation for the re-pricing of warrants from $2.00 to $.50 per share.

     The Company issued 6,098 common shares to purchase certain intangible assets valued at $6,092.

     The Company issued 901,787 shares of common stock in payment of $374,183 in related party notes payable and $13,323 in related accrued interest.

     The Company issued 17,000 shares of commons stock valued at $20,400 in considerations for a entity loaning the Company $50,000.

     The Company issued 1,040,000 shares of common stock for consulting services valued at $602,650,

     The Company issued shares 428,000 of common stock upon the exercise of options for consulting services valued at $473,450.

     The Company issued shares 48,580 of common stock (36,040 shares upon the exercise of options) for legal services valued at $32,715.

     On December 15, 2003, the Company recognized $16,000 in compensation related to the issuance of 20,000 warrants to purchase common shares at $.25 per share, expiring December 15, 2006

The accompanying notes are an integral part of these consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization   Wizzard Software Corporation ("Parent") a Colorado
     corporation, was organized on July 1,1998 as Balance Living Inc. Wizzard Software Corporation and Subsidiaries ["Company"] engage primarily in the resale of AT&T and IBM speech engines licenses and the development, sale, and service of custom and packaged computer software products. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Wizzard Software Corp. ("WSC") was incorporated on February 29, 1996 under the laws of the State of Delaware. The Company is an OEM licensee of certain speech to text and text to speech software engines. The Company also develops, sells, and service of custom and packaged speech recognition computer software products. On February 7, 2001, the Company completed the Plan of Reorganization and Stock Exchange agreement, wherein, Parents acquired 96% of the common stock of the subsidiary. The merger was accounted for as a recapitalization of the Subsidiary, wherein Subsidiary became a 96% owned subsidiary of the Parent. During 2004 WSC issued 200,000 common shares (approximately 1% of the outstanding shares) for consulting services. On January 19, 2005 the Parent acquired the remaining 5% minority interest and dissolved WSC into the Parent.

     Speech Systems Incorporated ("SSI") was incorporated on under the laws of Florida. On May 22, 2001 SSI was acquired by the Parent in a transaction accounted for as a purchase.

     On April 9, 2004, the Parent organized Wizzard Merger Corp. ("WMC") a New York corporation to acquire and dissolve into, the operations of MediVoxRx Technologies, Inc., a New York Corporation, in a transaction accounted for as a purchase. WMC engages primarily in the development, sale, and service of a talking prescription pill bottle.

     Consolidation   The consolidated financial statements presented reflect
     the accounts of Parent, WSC, SSI, and MED ("Company"). At December 31, 2004 and 2003 the Company held a 95% and 96% ownership interest in WSC, respectively. The Company recorded no liability for the 5% and 4% non-controlling interest as WSC had a stockholders deficit at the time of merger. Further the net loss for WSC. for the year ended December 31, 2004 and 2003 applicable to the 5% and 4% non-controlling interest were not allocated to the non- controlling interest as there is no obligation of the non-contolling interest to share in such losses. All significant inter-company transactions between the parent and subsidiaries have been eliminated in consolidation.

     Cash and Cash Equivalents   For purposes of the financial statements,
     the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. At December 31, 2004, the Company had cash balances of $345,702 in excess of federally insured balances.

     Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At December 31, 2004, the Company has an allowance for doubtful accounts of $0 which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. During the years ended December 31, 2004 and 2003, the Company wrote off $16,545 and $0 in accounts receivable, respectively.

     Inventory   Inventory consists of software and related products and is carried at the lower of cost or market on a first in first out basis.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
     Depreciation   Depreciation of property and equipment is provided on the
     straight-line method over the estimated useful lives of the assets of five years to ten years.

     Goodwill and Definite-life intangible assets   Goodwill represented the
     excess of costs over the fair value of the identifiable net assets of businesses acquired. Definite-life intangible assets consist of website development cost, patents, trademarks, purchased rights to a Merchant Operating Understanding (for the distribution of the Company's products) and trade secrets of the speech recognition software ActiveX Voice Tools, purchased in the acquisition of Speech Systems, Inc., and a patents pending and trademarks acquired in the purchase of MediVoxRx
     Technologies, Inc.   The Company accounts for Goodwill and definite-life
     intangible assets in accordance with provisions of SFAS No. 142, "Goodwill and Other Intangible Assets". Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead are tested for impairment at least annually in accordance with the provisions of SFAS No. 142. Impairment losses arising from this impairment test, if any, are included in operating expenses in the period of impairment. SFAS No. 142 requires that definite intangible assets with estimable useful lives be amortized over their respective estimated useful lives, and reviewed for impairment in accordance with SFAS No. 144, Accounting for Impairment or Disposal of Long-Lived Assets. Definite-life intangible assets were being amortized over two to five years on a straight-line basis.
     Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized at December 31, 2004.

     Loss Per Share   The Company computes loss per share in accordance with
     Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and diluted earnings per share when the effect is dilutive (see Note
     12).
     Income Taxes   The Company accounts for income taxes in accordance with
     Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

     Advertising Costs   Advertising and marketing costs are expensed as
     incurred and amounted to $3,800 and $887 for the period ending December 31, 2004 and 2003.

     Accounting Estimates   The preparation of financial statements in
     conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

     Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable and notes payable are determined by reference to market data and by other valuation techniques as appropriate. Unless otherwise disclosed, the fair value of financial instruments approximates their recorded values due to their short-term maturities.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Revenue Recognition   Revenue is recognized when earned. The Company's
     revenue recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104. The Company sells packaged and custom software products and related voice recognition product development consulting. Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has
     been received and the software has been shipped.   Revenue is
     recognized, net of discount and allowances, at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at December 31, 2004 amounted to $0, respectively. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided. Such items are included in net revenues and amounted to $29,050 and $38,730 at December 31, 2004 and 2003, respectively.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based Payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for stock Issued to Employees" and Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," were recently issued. SFAS No. 152, 153, and EITF 03-1 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material (spoilage) to be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company will be required to adopt the provisions of SFAS No. 151 for fiscal years beginning after June 15, 2005. Management believes the provisions of this Standard will not have a significant effect on our financial position or results of operations.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the instruments issued. The Company will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after June 15, 2005. Accordingly, The Company will adopt SFAS No. 123(R) in the third quarter of fiscal 2005 using the modified-prospective method. Management is currently evaluating the impact SFAS No. 123(R) will have on the Company's results of operations as a result of adopting this new Standard.

     Stock Options - The Company accounts for the stock option plans in accordance with the recognition and measurement principles of APB
     Opinion No. 25, "Accounting for Stock Issued to Employees", and related Interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting
     Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost under SFAS No. 123 has been recognized for the stock option plans or other agreements in the accompanying statement of operations. Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in 2004 and 2003 consistent with the provisions of SFAS No. 123, the Company's net earnings net of taxes and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                   2004            2003
                                               _____________  ______________
  Net (Loss)                As reported        $  (5,486,840) $   (2,044,042)
  Add: Stock-based employee compensation
    expense included in reported net income                -               -
  Deduct: Total stock-based employee
    compensation expense determined under
    fair value based method                                -               -
                                               _____________  ______________
   Net (Loss)               Proforma           $  (5,486,840) $   (2,044,042)
                                                  _____________  _____________

     Basic and diluted loss per share As reported $        (.22) $      (.10)
                                       Proforma   $        (.22) $      (.10)


     Research and Development Cost - The Company expenses the cost of developing new products as incurred as research and product development costs. Included in general and administrative expense at December 31, 2004 and 2003 are $65,705 and $0, respectively, of research and development costs associated with the development of new products.

     Reclassification   The financials statements for the period ended prior
     to December 31, 2004 have been reclassified to conform to the headings and classifications used in the December 31, 2004 financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2   GOING CONCERN

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses from inception, and has not generated any cash flow from operating activities and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 3   ACQUISITION

     On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. (engaged in the development and marketing of a talking prescription pill bottle) through a triangular purchase wherein the Company's newly formed wholly owned subsidiary Wizzard Merger Corp. to acquire the operations MediVoxRx Technologies through the Parent issuing 150,035 common shares and certain contingent consideration (See Below) to acquire 100% of the issued and outstanding shares of MediVoxRx Technologies, Inc. The consolidated financial statements include the operations of Wizzard Merger Corp from April 23, 2004 through December 31, 2004.

     The Company acquired the MediVoxRx operations with the intention of integrating the Company's text to speech software tools enabling the talking prescription pill bottles to have the prescription message load via electronic means. This was completed during November 2004.

     The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at April 23, 2004 (purchase date):


       Inventory and deposit to purchase inventory              $    51,937
       Production molds                                              47,710
       Definite-life intangible assets (5 year life)                  6,558
       Accounts payable                                              (4,674)
                                                               ____________
       Net estimated fair value of assets acquired                  101,531
       Goodwill (None of which is deductible for tax purposes)      435,594
                                                               ____________
       Original purchase price                                 $    537,125
                                                               ____________


     During July 2004, the Parent recorded an additional $87,338 in goodwill upon the issuance of an additional 51,375 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval. The goodwill was impaired during December 2004 See Note 6.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3   ACQUISITION (Continued)

     Contingent Consideration - The Parent will issue an additional 100,000 restricted common shares to the former stockholders of MediVoxRX upon the successful development, testing and installation of the planned automated system whereby the audio to be loaded on the talking pill bottle is generated and automatically loaded using TTS plus technology. Wizzard Merger Corp. must achieve repeat sales from at least eight Veterans Administration (VA) sites and total VA sales in excess of 5,000 units with a specified gross margin within a six month period of the closing date of the acquisition.

     The Parent will issue an additional 100,000 restricted common shares to the former stockholders if the Wizzard Merger Corp. achieves repeat sales of at least 250 units per month from at least 15 VA sites for three consecutive months with a specified gross margin.

     The Parent will also issue an additional 50,000 restricted common shares to the former stockholders of MediVoxRX if the Wizzard Merger Corp. pill bottle simultaneously loads the prescription while the label is being printed and is upon approval and acceptance by any Veterans
     Administration Hospital.

     The Parent will also issue an additional 625,000 restricted common shares to the former stockholders of MediVoxRX if the Wizzard Merger Corp. meets certain revenue and profit projections for the first year of operations forward from the April 23, 2004, acquisition date.

     The Parent will further issue an additional 625,000 restricted common shares to the former stockholders of MediVoxRX if the Wizzard Merger Corp. meets revenue and profit projections for the second year of operations forward from the April 23, 2004 acquisition date.

NOTE 4    INVENTORY

     The following is a summary of inventory at December 31, 2004:

                                                              2004
                                                          ____________
        Raw materials                                     $     68,696
        Finished goods                                          17,998
                                                          ____________
                                                          $     86,694
                                                          ____________

     The Company does not estimate that an allowance for slow moving or obsolete inventory was necessary at December 31, 2004.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 5   PROPERTY & EQUIPMENT

     The following is a summary of property and equipment at December 31, 2004:

                                                                    2004
                                                               ____________
       Furniture, fixtures and equipment                       $     95,367
       Production molds                                              47,710
       Software                                                       5,860
                                                               ____________
                                                                    148,937
       (Less) Accumulated Deprecation                               (49,610)
                                                               ____________
       Property & Equipment, net                               $     99,327
                                                               ____________

     Depreciation expense for the year ended December 31, 2004 and 2003 was $34,943 and $33,136, respectively.

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS

     The Company has classified its intangible assets as a definite-life intangible asset and is amortizing them on a straight-line basis over two to five years. During December 2004 the Company used the estimated future cash flows to test the remaining intangible assets for impairment and recorded an impairment of intangible assets determined that the Company's intangible assets were impaired. Amortization expense of $117,160 and $116,027 was recorded for the year ended December 31, 2004 and 2003 and has been included in cost of goods sold. The following is a summary of intangibles:

                                                                  December 31,
                                                     Life            2004
                                                    _____         ____________
    Active X Voice Tools Software                   5 years      $    500,000
    Trademarks, patents, website registrations 2 to 5 years            23,503
    Memorandum of Understanding                     5 years            66,227
                                                                  ____________
                                                                      589,730
    Accumulated amortization                                         (419,933)
    Impairment                                                       (169,797)
                                                                  ____________
    Intangibles, net                                              $         -
                                                                  ____________

     Goodwill - On April 23, 2004, the Company recorded goodwill of $435,594 in connection with the acquisition of MediVoxRx Technologies, Inc. as the purchase price of $537,125 exceeds the $101,531 net book value of the assets acquired. During July 2004, the Parent recorded an additional $87,338 in goodwill with the issuance of 51,375 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   GOODWILL / DEFINITE-LIFE INTANGIBLES ASSETS (Continued)

     Impairment - During December 2004, the Company performed its annual test of impairment of goodwill and intangible assets by comparing the net carrying value including goodwill of the assets with the present value of future cashflows. Fair value was estimated using the expected present value of discounted future cash flows of the businesses within Wizzard Software Corporation. When making these estimates, we were required to make estimates of future operating trends and judgments on discount rates and other variables. Actual future results and other assumed variables could differ from those estimated.

     The result of the annual impairment test indicated that the carrying value of goodwill and intangible assets exceeded their implied fair value and an impairment charge of $522,931 and $169,797, respectfully was recorded in the consolidated statement of operations during the fourth quarter of 2004. All of the goodwill impaired relates to the acquisition of MedivoxRx Technologies. The intangibles assets impaired related to the unamortized balance of the Active X Voice Tools Software, Trademarks, patents, website registrations and Memorandum of Understanding.

NOTE 7  NOTES PAYABLE

     Convertible Note Payable - On September 14, 2001, the Company issued a Series 2001-A 8% convertible note payable of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note is convertible into the Company's common stock at the lesser of $0.50 per share or 75% of the closing bid price. During the year ended December 31, 2001, $15,000 of the note with related accrued interest of $208 was converted into 30,416 shares of common stock. During the year ended December 31, 2004 $135,000 of the note with related accrued interest of $47,837 was converted into 287,689 common shares. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 by recording a $250,000 discount on the note. The discount was recorded as interest expense on September 14, 2001 as the note was immediately convertible. The note called for the Company to register the underlying shares into which the note can be converted by March 15, 2002, which did not occur. On May 3, 2004 the Company issued 19,286 restricted common shares for the payment of the $67,500 penalty for the delay in the registration equal to $7,500 for the first month then $10,000 for every month thereafter through October 2002. As of December 31, 2004, the balance of the note is $100,000 with related accrued interest payable of $8,892.

     Related Party Note Payable   During the year ended December 31, 2001, a
     shareholder loaned the Company $46,076. The demand note is unsecured and accrues interest at 5% per annum. As of December 31, 2004, a balance of $25,076 remained outstanding on the note with related accrued interest of $4,522.

     The Company had a demand note payable to a shareholder which was paid in full in May 2004. The note accrued interest at a rate of prime plus 1% or approximately 5.75%. The Company issued 27,999 of its restricted common shares in payment of the note balance of $10,016 and accrued interest of $614 and $78,408 in consulting fees.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK

     Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $0.001 par value. As of December 31, 2004, no shares were issued and outstanding.

     Common Stock - The Company has authorized 100,000,000 shares of common stock, $0.001 par value. As of December 31, 2004, 26,094,228 shares were issued and outstanding.

     During 2004, the Company issued 646,076 common shares upon the exercise of warrants outstanding to purchase common stock of the Company at $0.25 to $1.55 per share.

     During 2004, the Company issued a total of 167,876 common shares upon exercise of options issued for $300,315 in employee compensation.

     During 2004, the Company issued 62,300 common shares upon exercise of options issued for $129,150 in consulting services.

     During January 2004, the Company raised an additional $1,071,733 through the issuance of 1,648,352 common shares and 824,174 warrants to purchase common shares at $1.55 per share, expiring January 23, 2007. The Company has registered the common shares issued and all of the shares of common stock underlying the Warrants (the "Warrant Shares").

     During the year ended December 31, 2004, the Company issued 370,000 common shares for $1,157,400 in investor relations consulting services.

     During 2004, the Company issued 468,867 common shares in payment of $1,114,571 in consulting services.

     On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MediVoxRx Technologies through the Company issuing 150,035 common shares to acquire all of the issued and outstanding shares of MediVoxRx Technologies, Inc. During July 2004, the Parent issued an additional 51,375 restricted common shares to the former stockholders upon Wizzard Merger Corp. receiving Federal Supply Schedule approval. Additionally, the Company has agreed to issue as many as additional 1,500,000 common shares to the former shareholders of MediVoxRx Technologies, Inc. if certain development, acceptance and profitability milestones are met (See Note 3).

     On May 3, 2004, the Company issued 19,286 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable (See Note 6).

     The Company issued 287,689 common shares upon conversion of $135,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.

     On May 3, 2004, the Company issued 18,117 common shares in payment of $63,408 in accrued interest.

     On May 3, 2004, the Company issued 27,999 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,408 in consulting services.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES

     NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8   CAPITAL STOCK (Continued)

     On March 31, 2003, the Company issued 6,098 shares of restricted common stock valued at $0.78 per share to purchase certain assets valued at $6,098.

     During 2003, the Company issued 901,787 shares of common stock in payment of $374,183 related party notes payable with related accrued interest of $13,323. The Company further issued 17,000 shares valued at $20,400 in consideration for an individual loaning the Company $50,000. The $20,400 was expensed immediately as the note was payable on demand.

     During 2003, the Company issued 319,991 shares of common stock upon the exercise of options under the Company's employee stock option plan for services valued at $203,601 or $0.47 to $1.20 per share.

     During 2003, the Company issued 428,000 shares of common stock upon the exercise of options for consulting services valued at $473,450 or $0.65 to $1.20 per share.

     During 2003, the Company issued 48,580 shares of common stock (36,040 upon the exercise of options) for legal services valued at $32,715 or $0.56 to $0.84 per share.

     During 2003 the Company recorded $210,000 in compensations related to the revaluation of 600,000 warrants from $2.00 per share to $.50 per share. During May and June, 2003, the Company received $300,000 and issued 600,000 shares of common stock upon exercise of warrants at $0.50 per share.

     During 2003, the Company issued 1,040,000 shares of common stock for consulting services valued at $602,650 or $0.49 to $0.70 per share.

     During 2003, a shareholder of the Company contributed $6,000 for certain advertising services. The contribution was recorded as additional paid in capital.

     Common Stock of Wizzard Software Corp. (Subsidiary)   On September 23,
     2004, the board of directors of Wizzard Software Corp (Subsidiary) approved the issuance of 200,000 common shares to an investor relations firm of the Parent. The issuance decreased the Parent's ownership percentage in Wizzard Software Corp. (Subsidiary) from 96% to 95%. The Parent recorded the issuance as consulting expense for the $388,000 or $1.94 per share in consulting services.

NOTE 9   STOCK OPTIONS & WARRANTS

     2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (2002 Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under
     Section 422 of the Internal Revenue Code (Section 422 provides certain
     tax advantages to the employee recipients).   The total number of shares
     of common stock available under the Plan may not exceed 1,000,000. At December 31, 2004 and 2003, total options available to be granted under the Plan amounted to 14,259 and 104,469, respectively. During 2004, the Company granted 90,210 options which were immediately exercised for services valued at $152,020.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 9   STOCK OPTIONS & WARRANTS (Continued)

     2004 Stock Option Plan - During 2004, the Board of Directors adopted a Stock Option Plan (2004 Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under
     Section 422 of the Internal Revenue Code (Section 422 provides certain
     tax advantages to the employee recipients).   The total number of shares
     of common stock available under the Plan may not exceed 200,000. At December 31, 2004, total options available to be granted under the Plan amounted to 60,034, respectively. During 2004, the Company granted 139,966 options which were immediately exercised for services valued at $266,619.

     The fair value of each option granted is estimated on the date granted using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the period ended December 31, 2004 and 2003 risk-free interest rates of 1.02% and 1.2% expected dividend yields of zero, expected volatility 0.0%, and no expected life as the options were immediately exercised.

     A summary of the status of the options granted under the Company's 2004 and 2002 stock option plans and other agreements at December 31, 2004 and 2003 and changes during the year then ended is presented below:


                                December 31, 2004      December 31, 2003
                          ____________________________________________________
                                     Weighted Average         Weighted Average
                          Shares     Exercise Price    Shares Exercise Price
                          ________      _____________  _________ _____________
  Outstanding at beginning
  of period                      -          $    -             -     $   -
  Granted                  230,176            1.87       784,031      0.90
  Exercised               (230,176)           1.87      (784,031)     0.90
  Forfeited                      -               -             -         -
  Expired                        -               -             -         -
                          ________     ______________   ________  ____________
  Outstanding at end of
  Period                         -          $    -             -     $   -
                          ________     ______________   ________  ____________
  Weighted average fair
  value of options
  granted during the year  230,176           $0.00       784,031     $0.00
                          ________     ______________   ________  ____________

     Warrants   The Company granted warrants to purchase 408,076 shares of common stock at $1.50 per share, expiring August 6, 2002 through January 1, 2004, for services rendered in connection with the Company's private placement. On January 1, 2004, the Company recorded a $160,420 expense for re-pricing of 408,076 warrants to purchase common stock from an exercise price of $1.50 per share reduced to $1.00 per share and extending the expiration date of the warrants from January 1, 2004 to February 29, 2004. The warrants were exercised during February 2004.

     On January, 23, 2004, and May 17, 2004, the Company issued a total of 824,174 warrants to purchase common stock at exercise prices of $1.55 per share, which expire on January 23, 2007. The warrants were granted in connection with a private placement. During December 2004, 58,000 of the warrants were exercised.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9   STOCK OPTIONS & WARRANTS (Continued)

     During 2001, the Company granted warrants to purchase 115,000 shares of common stock at prices ranging from $.25 to $1.00 per share, expiring through October 18, 2004 in connection with consulting contract and recorded $56,660 in consulting expense. During February, 2004, 75,000 and 40,000 of these warrants were exercised at $1.00 and $0.25 per share, respectively.

     In August 2000, the Company granted warrants to purchase 65,000 shares of common stock at $1.25 per share. On February 13, 2004, these warrants were exercised.

     The Company granted warrants to purchase 540,000 shares of common stock at $1.00 per share to certain shareholders, whom contributed back 3,725,000 common shares in connection with the reorganization agreement. These warrants expired August 6, 2003.

     The Company granted warrants to purchase 60,000 share of common stock for legal services valued at $6,441, at $1.00 per share. These warrants expired August 2003.

     The Company granted warrants to purchase 600,000 shares of common shares of the Company at $2.00 per share, in connection with public relations and consulting contracts and recorded $99,243 in consulting expense. On March 28, 2003, the Company recorded compensation expense of $210,000 for re-pricing the 600,000 warrants from $2.00 per share to $0.50 per share. These warrants were exercised during May and June of 2003.

     On December 15, 2003, the Company recognized $16,000 in compensation related to the issuance of 20,000 warrants to purchase common shares at $.25 per share, expiring December 15, 2006. These warrants fair value was estimated on the date granted using the Black-Scholes option pricing model with the following assumptions being used risk-free interest rates of .92% expected dividend yields of zero, expected life of 3 years, and expected volatility 113.3%.

     A summary of the status of the warrants granted at December 31, 2004 and 2003 and changes during the year then ended is presented below:


                                 December 31, 2004 December 31, 2003
                               _______________________ _______________________
                                      Weighted Average        Weighted Average
                               Shares Exercise Price   Shares Exercise Price
                               ________  _____________ _________ _____________
  Outstanding at beginning of
  year                          608,076       $1.28    1,788,076     $1.44
  Granted                       824,174       $1.55       20,000     $0.25
  Exercised                    (646,076)      $1.03     (600,000)    $0.50
  Forfeited                           -           -            -         -
  Expired                             -           -     (600,000)    $1.00
                               ________ ______________  ________ _____________
  Outstanding at end of year    786,174       $1.55      608,076     $1.28
                               ________ ______________  ________ _____________

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10   INCOME TAXES
     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The
     Company has available at      December 31, 2004 operating loss
     carryforwards of approximately $12,500,000 which may be applied against future taxable income and which expires in various years through 2024.

     The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recognized for the loss carryforward. The net deferred tax asset is approximately $4,250,000 as of December 31, 2004, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the year ended December 31, 2004 is approximately $1,267,000.

NOTE 11   OPERATING LEASES

     The Company leases office space, in Pennsylvania, under an operating lease agreement, which calls for monthly payments of $3,672 and expires on August 1, 2007. The Company leases additional office space, in Florida, under an operating lease agreement, which calls monthly payments of $2,226 and expires on July 7, 2005.

     The future minimum lease payments for non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2004 are as follows:

          Year ending December 31                      Lease Payments
             2005                                                56,340
             2006                                                42,984
             2007                                                25,074
               Thereafter                                             -
                                                         ______________
       Total Minimum Lease Payments                $            124,398
                                                         ______________

  Lease expense charged to operations was $62,737 and $38,731 for the years ended December 31, 2004 and 2003.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12   LOSS PER SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented for the years ended December 31,:


                                                        2004          2003
                                                     ___________  ___________
  Loss) from continuing operations
    available to common shareholders (numerator)     $(5,486,840) $(2,044,042)
                                                     ___________  ___________
  Weighted average number of common
    shares outstanding during the period
    used in loss per share  (denominator)             24,824,265   20,631,309
                                                     ___________  ___________
  At December 31, 2004, the Company had 786,174 warrants outstanding to purchase common stock of the Company at $0.25 to $1.55 per share and a convertible note payable wherein the holder could convert the note into a minimum of 200,000 shares of common stock; which were not included in the loss per share computation because their effect would be anti-dilutive. See
  Note 15 for subsequent issuances of common stock and common stock equivalents.

  At December 31, 2003, the Company had 608,076 warrants outstanding to purchase common stock of the Company at $.25 to $2.00 per share and a convertible note payable wherein the holder could convert the note into a minimum of 470,000 shares of common stock; which were not included in the loss per share computation because their effect would be anti-dilutive.

NOTE 13   CONCENTRATION OF REVENUES

  During the year ended December 31, 2004 and 2003, 47% and 27%, respectively, of the Company's revenue was derived from the sale of AT&T's OEM Natural Voices desktop products.

  During the year ended December 31, 2004 and 2003, 35% and 47%, respectively, of the Company's revenue was derived from the sale of IBM's OEM ViaVoice desktop products.

NOTE 14   COMMITMENTS & CONTINGENCIES

  The Company is from time to time involved in routine legal and administrative proceedings and claims of various types. While any proceedings or claim contains an element of uncertainty, Management does not expect on our results of operations or financial position.

  In connection with the agreement with AT&T to sell to AT&T's OEM Natural Voices desktop product licenses the Company is required to make minimum purchase of $125,000 per each six month period beginning July 2004 through June 2007.

  In connection with the agreement with IBM to sell IBM's OEM ViaVoice desktop products licenses the Company is required to make minimum purchases of $12,500 per quarter beginning July 2003 through July 2005.

           WIZZARD SOFTWARE CORPORATIONAND SUBSIDIARIES

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15   SUBSEQUENT EVENTS

  Exercise of Warrants On January 25, 2005, February 23, 2005 and March 4, 2005, the Company issued 4,500, 25,000 and 15,000 common shares, respectively, upon the exercise of warrants at $1.55 per share.

  Conversion of Note Payable - The Company has subsequently issued 100,000 common shares upon conversion of $50,000 of the 8% convertible note payable.

  Stock for Consulting Services   On February 4, 2005, the Company issued
  17,500 common shares upon the exercise of options for consulting services valued at $41,475.

  On February 4, 2005, the Company issued 5,000 common shares for consulting services valued at $11,850.

  On February 14, 2005, the Company issued 60,000 common shares for investor relations services valued at $140,400

  Stock for Employee Services   On February 14, 2005, the Company issued
  20,584 common shares upon the exercise of options for consulting services valued at $48,166.

  Acquisition of Minority Interest   On January 19, 2005, the Company
  shareholders approved the acquisition of the 5% minority interest of Wizzard Software Corp. ("WSC") wherein WSC will be merged with and into the Parent through the issuance of 787,176 common shares of the Parent for the 787,176 minority shares of WSC. As a result of the acquisition, the Company will record Goodwill of $1,191,967, which will be immediately impaired. As of March 18, 2005, the Company had issued 454,580 of the 787,176 common shares to be exchanged.

  5% Convertible Notes Payable - On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors ("Subscribers") purchased: 5% convertible promissory notes having a total principal amount of $1,400,000, convertible into 933,333 shares of the Company's common stock at a price of $1.50 per share, plus Class A Warrants to purchase a total of 466,667 shares of common stock at a price of $2.50 per share, exercisable for three years; and Class B Warrants to purchase a total of 933,334 shares of common stock at a price of $1.50 per share, exercisable until 150 days after the effective date of the Registration Statement described below.

  The $1,400,000 in proceeds has been recorded as paid in capital based on their relative fair value of $574,184, $308,989 and $516,827, for the beneficial conversion feature of the Convertible Notes Payable, Class A Warrants and Class B Warrants, respectfully. The Company upon issuance will record interest expense of $1,400,000 for the discount on the note as the note is immediately convertible.

  No later than March 25, 2005, the Company is required to file a Registration Statement registering all shares issuable upon conversion of the promissory notes and the warrants. The Registration Statement must be declared effective not later than 120 days after the closing date. For every 30 day period that either of these deadlines have not been met, the Company is to pay to the subscribers liquidated damages equal to two percent of the purchase price of the promissory notes remaining unconverted and the purchase price of the shares issued upon conversion of the notes.

                WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 15  SUBSEQUENT EVENTS (Continued)

Letter of Intent to Acquire - On March 18, 2005, we executed a Letter of Intent with Interim Health Care of Wyoming Inc., a Wyoming corporation ("Interim"). Under the Letter of Intent, we agreed to acquire all of Interim's assets in consideration of $868,000 in cash and $384,000 in "unregistered" and "restricted" shares of the Company's common stock, based on the average closing price of the Company's common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. for the five business days following the date of the Letter of Intent. Seventy five percent of this additional payment will be in the form of "unregistered" and "restricted" shares of the Company's common stock and 25% will be in cash. In addition, Interim will receive additional payments of two times its earnings before interest, taxes, depreciation and amortization ("EBITDA") for: (i) any EBITDA during the calendar year ended December 31, 2005, which exceeds Interim's EBITDA of $288,000 for the calendar year ended December 31, 2004; and (ii) any EBITDA during the calendar year ended December 31, 2006, which exceeds Interim's EBITDA during the calendar year ended December 31, 2005.

            WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
          UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                              ASSETS

                                                           June 30, 2005
                                                            ___________
CURRENT ASSETS:
  Cash                                                     $  1,289,596
  Accounts receivable, net                                       29,141
  Inventories                                                    82,533
  Prepaid expenses                                               24,083
                                                             __________
        Total Current Assets                                  1,425,353
                                                             __________
PROPERTY & EQUIPMENT, net                                        97,414
                                                             __________
  DEPOSITS                                                        8,124
                                                            ___________
        Total Other Assets                                        8,124
                                                            ___________
                                                           $  1,530,891
                                                            ___________

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                         $    220,467
  Accrued expenses                                               40,804

                                                             __________
        Total Current Liabilities                               261,271
                                                            ___________

CONVERTIBLE NOTES PAYABLE                                     1,425,000
                                                            ___________
        Total Liabilities                                     1,686,271
                                                            ___________
STOCKHOLDERS' DEFICIT:
  Preferred stock, $.001 par value,
   10,000,000 shares authorized, no shares issued and
   outstanding                                                        -
  Common stock, $.001 par value,
   100,000,000 shares authorized, 27,364,867
   shares issued and outstanding, respectively                   27,365
  Additional paid-in capital                                 17,195,982
  Accumulated deficit                                       (17,378,727)
                                                            ___________
        Total Stockholders' Deficit                            (155,380)
                                                            ___________
                                                           $  1,530,891
                                                            ___________
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                         For the Three       For the Six
                                        Months Ended           Months Ended
                                          June 30,              June 30,
                                   ____________________  ____________________
                                       2005       2004     2005        2004
                                   _________  _________  _________  _________
NET SALES                          $ 291,523  $ 111,021  $ 515,084  $ 208,085

COST OF GOOD SOLD                    140,655    114,738    283,661    193,350
                                   _________  _________  _________  _________
  Gross Profit (Loss)                150,868     (3,717)   231,423     14,735
                                   _________  _________  _________  _________
EXPENSES:
  General and administrative         638,397    941,990  1,281,451  1,172,323
  Selling                            135,869     67,353    179,509    136,834
  Investor relations consulting            -          -          -    825,000
  Compensation for re-pricing warrants     -          -          -    160,420
  Research and development            28,803     33,000     33,289     33,000
  Impairment of goodwill                   -          -  1,191,967          -
                                   _________  _________  _________  _________
        Total Expenses               803,069  1,042,343  2,686,216  2,327,577
                                   _________  _________  _________  _________
LOSS FROM OPERATIONS                (652,201)(1,046,060)(2,454,793)(2,312,842)
                                   _________  _________  _________  _________
OTHER EXPENSE
  Interest Expense                    38,860      4,217  1,452,065     14,375
  Loss on abandoned leaseholds             -     30,869          -     30,869
                                   _________  _________  _________  _________
        Total Other Expense           38,860     35,086  1,452,065     45,244
                                   _________  _________  _________  _________
LOSS BEFORE INCOME TAXES            (691,061)(1,081,146)(3,906,858)(2,358,086)

CURRENT TAX EXPENSE                        -          -          -          -

DEFERRED TAX EXPENSE                       -          -          -          -
                                    _________  _________  _________  _________
NET LOSS                        $(691,061)$(1,081,146)$(3,906,858)$(2,358,086)
                                   _________  _________  _________  _________

BASIC AND DILUTED LOSS
  PER COMMON SHARE               $      (.03) $    (.04)$     (.14) $   (.10)
                                   _________  _________  _________  _________



The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                          For the Six
                                                          Months Ended
                                                            June 30,
                                                     ______________________
                                                         2005        2004
                                                     __________ ___________
Cash Flows from Operating Activities:
  Net loss                                          $(3,906,858)$(2,358,086)
  Adjustments to reconcile net loss to net cash
  used in operating activities:
    Depreciation and amortization expense                17,542      74,496
    Common Stock issued for consulting and
     Investor relations services                        497,297   1,649,509
    Impairment of goodwill                            1,191,967           -
    Amortization of discount on notes payable         1,400,000           -

    Loss on abandoned leasehold improvements                  -      30,869
    Changes in assets and liabilities:
      Restricted cash                                         -    (58,671)
      Accounts receivable                               (10,442)     5,390
      Inventories                                         4,161       5,001
      Prepaid expense                                    44,654     (8,362)
      Other assets                                            -           -
      Accounts payable and accrued expense              100,051    (23,070)
                                                     __________  __________
        Net Cash Used in Operating Activities          (661,628)   (682,924)
                                                     __________  __________
Cash Flows from Investing Activities:
  Purchase of property & equipment                      (15,630)    (21,144)
                                                     __________  __________
        Net Cash Used in Investing Activities           (15,630)    (21,144)
                                                     __________  __________
Cash Flows from Financing Activities:
  Proceeds from issuance of common stock                146,228   1,935,959
  Payment of stock offering cost                              -   (127,283)
  Proceeds from long-term obligation                  1,400,000           -
  Payments on note payable - related party              (25,076)          -
                                                      _________  __________
        Net Cash Provided by Financing Activities     1,521,152   1,808,676
                                                      _________  __________
Net Increase in Cash                                    843,894   1,104,608

Cash at Beginning of Period                             445,702      53,544
                                                     __________  __________
Cash at End of Period                                $1,289,596  $1,158,152
                                                     __________  __________

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the periods for:
    Interest                                         $        -  $        -
    Income taxes                                     $        -  $        -


                           (Continued)

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
    UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                           (Continued)

Supplemental Schedule of Noncash Investing and Financing Activities:

For the six months ended June 30, 2005:
     The Company issued 29,500 common shares valued at $ 58,025 for consulting services.

     The Company issued 29,500 common shares upon the exercise of options for consulting services valued at $64,900.

     The Company issued 160,000 common shares valued at $326,000 for investor relations services.

     The Company issued 20,584 common shares valued at $48,372 to 18 employees for the exercise of options.

     The Company issued 150,000 common shares upon conversion of $75,000 of the 8% convertible note payable.

     The Company issued 787,176 common shares the purchase of the remaining 5% minority shares of WSC. The resulting goodwill of $1,191,967 was impaired immediately.

  For the six months ended June 30, 2004:
     The Company recorded $160,420 in compensation for the re-pricing of 408,076 warrants from $1.50 to $1.00 per share and extending the expiration date from January 1, 2004 to February 29, 2004.

     The Company issued 250,000 shares of common stock for consulting services valued at $825,000.

     On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MediVoxRx Technologies through the Company issuing 150,035 common shares to acquire all of the issued and outstanding shares of MediVoxRx Technolgies, Inc. As a result of the purchase, the Company recorded goodwill of $435,594 as the purchase price exceed of $537,125 exceed the $101,531 net book value of the assets.

     The Company issued 19,286 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable.

     The Company issued 139,286 common shares upon conversion of $60,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.

     The Company issued 18,117 common shares in payment of $63,408 in accrued interest.

     The Company issued 184,167 common shares for consulting services valued at $585,651.

     The Company issued 27,999 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,438 in consulting services.



The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     Unaudited Condensed Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at June 30, 2005 and 2004 and for all the periods presented have been made.

     The accompanying unaudited consolidated financial statements have Been prepared in accordance with the instructions for form 10-QSB of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted. These condensed financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 2004 audited financial statements. The results of operations for the periods ended June 30, 2005 and 2004 are not necessarily indicative of the operating results for the full year.

     Organization - Wizzard Software Corporation ["Parent"] a Colorado corporation, was organized on July 1, 1998. The Company has, at the present time, not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors. On January 19, 2005, Parent acquired the remaining 5% minority interest of Wizzard Software Corp. ["Subsidiary"], wherein Wizzard Software Corp. was merged into Parent. The Company engages primarily in the development, sale, and service of custom and packaged computer software products. On May 22, 2001 the Company purchased all of the issued and outstanding shares of Speech Systems, Inc. in a transaction accounted for as a purchase. On April 9, 2004, the Parent organized Wizzard Merger Corp. ("WMC") a New York corporation to acquire and dissolve into, the operations of MedivoxRx Technologies, Inc., a New York Corporation, in a transaction accounted for as a purchase. WMC engages primarily in the development, sale, and service of a talking prescription pill bottle.

     Consolidation - The financial statements presented reflects the accounts of Wizzard Software Corporation, , Wizzard Merger Corp, and Speech Systems, Inc. as of June 30, 2005. On January 19, 2005 Wizzard Software Corp. was merged into the parent upon the parent acquiring the remaining 5% minority interest. The Company recorded no liability for the approximate 5% non-controlling interest prior to the acquisition by Parent as Wizzard Software Corp. had a stockholders deficit at the time of original merger. Further the net loss for Wizzard Software Corp. for the period from January 1, 2005 through January 19, 2005 and the six months ended June 30, 2004 applicable to the 5% non-controlling interest was not allocated to the non-controlling interest as there is no obligation of the non-controlling interest to share in such losses. All significant inter-company transactions between the Parent and Subsidiary have been eliminated in consolidation.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Cash and Cash Equivalents - For purposes of the financial statements, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash balance at one financial institution located in Pittsburgh, Pennsylvania. At June 30, 2005, the Company had cash deposits of $1,189,596 in excess of federally insured amounts.

     Accounts Receivable - Accounts receivable consist of trade receivables arising in the normal course of business. At June 30, 2005, the Company has established an allowance for doubtful accounts of zero which reflects the Company's best estimate of probable losses inherent in the accounts receivable balance. The Company determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. Amounts written off for the periods presented are insignificant for disclosure.

     Inventories - Inventories consist of $82,533 in raw materials at June 30, 2005 and are carried at the lower of cost or market as determined on the first-in first-out method.

     Depreciation - Depreciation of property and equipment is provided on the straight-line method over the estimated useful lives of the assets consisting of five years to ten years.

     Definite life intangible assets   In 2004, the company had definite
     Intangible assets consisting of the rights, interest,title patents, trademarks, a purchased website and trade secrets of the speech recognition software ActiveX Voice Tools, purchased in the acquisition of Speech Systems, Inc., purchased rights to a Merchant Operating Understanding for the distribution of the Company's products and domain name registration and were being amortized over two to five years on a straight-line basis. These intangible assets were impaired in full during 2004.

     Software Development Costs - Statement of Financial Accounting Standards ("SFAS") No. 86 "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed" requires software development costs to be capitalized upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs requires considerable judgment by management with respect to certain external factors such as anticipated future revenue, estimated economic life, and changes in software and hardware technologies. Capitalizable software development costs have not been significant and accordingly no amounts are shown as capitalized assets at June 30, 2005.

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Revenue Recognition - Revenue is recognized when earned. The Company's revenue recognition policies are in compliance with the American Institute of Certified Public Accountants Statement of Position ("SOP") 97-2 (as amended by SOP 98-4 and SOP 98-9) and related interpretations, "Software Revenue Recognition" and the Securities and Exchange Commission Staff Accounting Bulletin No. 101 and 104. The Company sells packaged and custom software products and related voice recognition product development consulting. Software product revenues are recognized upon shipment of the software product only if no significant Company obligations remain, the fee is fixed or determinable, and collection is received or the resulting receivable is deemed probable. Revenue from package software products are recorded when the payment has
     been received and the software has been shipped.   Revenue is
     recognized, net of discount and allowances, at the time of product shipment. For packaged software products the Company offers a 30 day right of return. Provisions are recorded for returns, concessions, and bad debts and at December 31, 2004 amounted to $0, respectively. Revenue related to obligations, which include telephone support for certain packaged products, are based on the relative fair value of each of the deliverables determined based on vendor-specific objective evidence ("VSOE") when significant. The Company VSOE is determined by the price charged when each element is sold separately. Revenue from packaged software product sales to and through distributors and resellers is recorded when payment is received and the related products are shipped. The Company's distributors or resellers do not carry packaged software product inventory and thus the Company does not offer any price protections or stock balancing rights. Revenue from non-recurring programming, engineering fees, consulting service, support arrangements and training programs are recognized when the services are provided. Such items are included in net revenues and amounted to $21,000 and $37,950 for the six months ended June 30, 2005 and 2004, respectively.

     Loss Per Share - The Company computes loss per share in accordance with
     (SFAS) No. 128 "Earnings Per Share," which requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive [See Note 6].

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards ("SFAS") No. 152, "Accounting for Real Estate Time-Sharing Transactions - an amendment of FASB Statements No. 66 and 67", SFAS No. 153, "Exchanges of Nonmonetary Assets - an amendment of APB Opinion No. 29", and SFAS No. 123 (revised 2004), "Share-Based Payment", which replaces SFAS No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for stock Issued to Employees" and Emerging Issues Task Force ("EITF") Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments," were recently issued. SFAS No. 152, 153, and EITF 03-1 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     In November 2004, the FASB issued SFAS No. 151, "Inventory Costs". SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material (spoilage) to be recognized as current-period charges. In addition, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The Company will be required to adopt the provisions of SFAS No. 151 for fiscal years beginning after June 15, 2005. Management believes the provisions of this Standard will not have a significant effect on our financial position or results of operations.

     SFAS No. 123(R) requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. The cost will be measured based on the fair value of the instruments issued. The Company will be required to apply SFAS No. 123(R) as of the first interim reporting period that begins after June 15, 2005. Accordingly, The Company will adopt SFAS No. 123(R) in the third quarter of fiscal 2005 using the modified-prospective method. Management is currently evaluating the impact SFAS No. 123(R) will have on the Company's results of operations as a result of adopting this new Standard.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Stock Based Compensation - The Company accounts for the stock option plans in accordance with the recognition and measurement principles of APB Opinion No. 25, "Accounting for Stock Issued to Employees", and Related Interpretations. Under this method, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. The Corporation has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." Accordingly, no compensation cost under SFAS No. 123 has been recognized for the stock option plans or other agreements in the accompanying statement of operations. Had compensation cost for the Company's stock option plans and agreements been determined based on the fair value at the grant date for awards in the six months ended June 30, 2005 and
     2004 consistent with the provisions of SFAS No. 123, the Company's net earnings net of taxes and earnings per share would have been reduced to the pro forma amounts indicated below:
                                                       2005        2004
                                                   ___________  ___________
          Net (Loss)          As reported          $(3,906,858) $(2,358,086)
          Add: Stock-based employee compensation
            expense included in reported net income          -            -
          Deduct: Total stock-based employee
            compensation expense determined under
            fair value based method                          -            -
                                                   ___________  ___________
          Net (Loss)          Proforma             $(3,906,858) $(2,358,086)
                                                   ___________  ___________

          Basic and diluted loss per share
               As reported                        $       (.14) $      (.10)
               Proforma                           $       (.14) $      (.10)



NOTE 2   GOING CONCERN

     The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles of the United States of America, which contemplate continuation of the Company as a going concern. However, the Company has incurred significant losses since inception, and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management plans to mitigate this doubt by raising additional funds through debt and/or equity offerings and by substantially increasing sales. There is no assurance that the Company will be successful in achieving profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3   PROPERTY & EQUIPMENT

  The following is a summary of property and equipment:
                                                             June 30, 2004
                                                              ____________

       Furniture, fixtures and equipment                      $    105,291
       Production molds                                             47,710
       Software                                                     11,565
                                                              ____________
                                                                   164,566
       Accumulated Deprecation                                     (67,152)
                                                              ____________
       Property & Equipment, net                              $     97,414
                                                              ____________

    Depreciation expense for the six months ended June 30, 2005 and 2004 totaled $17,542 and $15,794, respectively.

    During 2004, The Company terminated its lease agreement and recorded a loss of $30,869 in abandoned leasehold improvements.

NOTE 4   CONVERTIBLE NOTES PAYABLE

     5% Convertible Notes Payable - On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors ("Subscribers") purchased: 5% convertible promissory notes having a total principal amount of $1,400,000, convertible into 933,333 shares of the Company's common stock at a price of $1.50 per share, plus Class A Warrants to purchase a total of 466,667 shares of common stock at a price of $2.50 per share, exercisable for three years; and Class B Warrants to purchase a total of 933,334 shares of common stock at a price of $1.50 per share, exercisable until 150 days after the effective date of the Registration Statement described below. The notes mature June 22, 2006. As of June 30, 2005, the balance of the note is $1,400,000 with related accrued interest payable of $28,740.

     The $1,400,000 in proceeds has been recorded as paid in capital based on their relative fair value of $574,184, $308,989 and $516,827, for the beneficial conversion feature of the Convertible Notes Payable, Class A Warrants and Class B Warrants, respectfully. The Company upon issuance recorded interest expense of $1,400,000 for the discount on the note as the note is immediately convertible and warrants are immediately exercisable in accordance with EITF 98-5 and EITF 00-27.

     The Company was required to file a Registration Statement registering all shares issuable upon conversion of the promissory notes and the warrants. The Registration Statement must be declared effective not later than 120 days after the closing date. For every 30 day period that either of these deadlines have not been met, the Company is to pay to the subscribers liquidated damages equal to two percent of the purchase price of the promissory notes remaining unconverted and the purchase price of the shares issued upon conversion of the notes.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4   NOTES PAYABLE (Continued)

     8% Convertible Note Payable - On September 14, 2001, the Company issued a Series 2001-A 8% convertible note payable of the Company in the amount of $250,000, with a maturity date of August 1, 2011. The Note is convertible in to the Company's common stock at the lower of $.50 per share or 75% of the closing bid price. As the conversion price was below the fair value of the common stock on the date issued the Company has recorded the beneficial conversion feature of the note in accordance with the provisions found in EITF 98-5 and 00-27 by recording a $250,000 discount on the note. The discount was recorded as interest expense on September 14, 2001 as the note is immediately convertible. The note further calls for the Company to register the underlying shares into which the note can be converted and if said share are not registered as of March 15, 2003 the Company will owe a penalty of $7,500 and $10,000 for every month thereafter, accordingly the Company paid $67,500 on May 3, 2004 through the issuance of 19,286 common shares. During the six months ended June 30, 2005 the holder converted $75,000 into 150,000 common Shares. During the six months ended June 30, 2004, the Company issued 139,286 common shares upon conversion of $60,000 of the note and payment of related accrued interest payable of $47,837.
     As of June 30, 2005, the balance of the note is $25,000 with related accrued interest payable of $11,136.

     Related Party Notes Payable - During the year ended December 31, 2001, a shareholder loaned the Company $46,076. The demand note is unsecured and accrues interest at 5% per annum. On March 31, 2005, the $25,076 note with related accrued interest of $4,830 were paid.

     The Company also had a demand note payable to a shareholder in 2004. The note accrued interest at a rate of prime plus 1% or approximately 5.75%. On May 3, 2004, the Company issued 27,999 of its restricted common shares in payment of the note balance of $10,016 and accrued interest of $614
and
     $78,408 in consulting fees.


     On January 8, 2004, a shareholder loaned an additional $50,000 to the Company. The note was repaid with interest of $5,000 on January 24, 2004.

              WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   CAPITAL STOCK
     Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value. As of June 30, 2004, no shares were issued and outstanding.

     Common Stock - The Company has authorized 100,000,000 shares of common stock, $.001 par value. As of June 30, 2004, the Company had 25,290,187 common shares issued and outstanding.

     During January 2004, the Company raised an additional $1,071,733 net of stock offering cost of $127,283 through the issuance of 1,648,352 common shares and 824,174 warrants to purchase common shares at $1.55 per share, expiring January 23, 2007. The Company has registered the common shares issued and all of the shares of common stock underlying the Warrants (the "Warrant Shares").

     Exercise of Warrants - On January 6, 2005, March 18, 2005 and March 28, 2005, the Company issued 4,339, 40,000 and 50,000 common shares, respectively upon the exercise of warrants at $1.55 per share.

     During January to March, 2004, the Company issued 588,076 common shares upon the exercise of warrants outstanding to purchase common stock of the Company at $.25 to $1.25 per share.

     Conversion of Note Payable - During 2005, the Company has issued 150,000 common shares upon conversion of $75,000 of the 8% convertible note payable.

     During the six months ended June 30, 2004, the Company issued 139,286 common shares upon conversion of $60,000 of the 8% convertible note payable and payment of related accrued interest payable of $47,837.

     Stock for Services   During 2005, The Company issued 19,500 common
     shares valued at $ 39,025 for consulting services.

     During 2005, the Company issued 29,500 common shares upon the exercise of options for consulting services valued at $64,900 and the company issued an additional 160,000 common shares valued at $326,000 for investor relations services.

     On March 25, 2004, the Company issued 250,000 common shares valued at $825,000 for investor relations services.

     Stock for Consulting and Employee Services - On February 15, 2005, the Company issued 20,584 common shares upon the exercise of options for Consulting services valued at $48,166. On April 11, 2005 the Company issued 10,000 common shares for employee Services valued at $19,000.

     During the six months ended June 30, 2004, the Company further issued 90,210 common shares upon exercise of 90,210 options issued for $162,846 In employee compensation during 2004.

             WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   CAPITAL STOCK (Continued)

     Acquisition of Minority Interest - On January 19, 2005, the Company shareholders approved the acquisition of the 5% minority interest of Wizzard Software Corp ("WSC") wherein WSC was merged with and into the Parent through the issuance of 787,176 common shares of the Parent for the 787,176 minority shares of WSC.

     On April 23, 2004, the Company acquired MediVoxRx Technologies, Inc. through a triangular purchase wherein the Company's newly formed wholly owned subsidiary acquired the operations MediVoxRx Technologies through the Company issuing 150,035 common shares to acquire all of the issued and outstanding shares of MediVoxRx Technologies, Inc. Additionally, the Company has agreed to issue as many as additional 1,550,000 common shares to the former shareholders of MediVoxRx Technologies, Inc. if certain development, acceptance and profitability milestones are met
    (See Note 9).

     Other Stock Issuances - On May 3, 2004, the Company issued 19,286 common shares in payment of $67,500 in penalties related to the delay in the registering shares underlying the 8% convertible note payable.

     On May 3, 2004, the Company issued 18,117 common shares in payment of $63,408 in accrued interest.

     On May 3, 2004, the Company issued 184,167 common shares for consulting services valued at $585,651.

     On May 3, 2004, the Company issued 27,999 common shares in payment of a $10,016 note payable and $614 in related accrued interest and $78,408 in Consulting services.

     5% Convertible Notes Payable - On February 8, 2005, the Company closed a Subscription Agreement by which three institutional investors ("Subscribers") purchased: 5% convertible promissory notes having a total principal amount of $1,400,000, convertible into 933,333 shares of the Company's common stock at a price of $1.50 per share, plus Class A Warrants to purchase a total of 466,667 shares of common stock at a price of $2.50 per share, exercisable for three years; and Class B Warrants to purchase a total of 933,334 shares of common stock at a price of $1.50 per share, exercisable until 150 days after the effective date of the Registration Statement described below.

     The $1,400,000 in proceeds has been recorded as paid in capital based on their relative fair value of $574,184, $308,989 and $516,827, for the beneficial conversion feature of the Convertible Notes Payable, Class A Warrants and Class B Warrants, respectfully. The Company upon issuance will record interest expense of $1,400,000 for the discount on the note as the note is immediately convertible.

     The relative fair values of the warrants and beneficial conversion feature were estimated using the black-scholes pricing model using the following variable volatility of 104%, risk free interest rate of 3%, expected yield of 0% and estimated lives of one to three years.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARY
  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5   CAPITAL STOCK (Continued)
     2004 Stock Option Plan - During 2004, the Board of Directors adopted a Stock Option Plan (2004 Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under
     Section 422 of the Internal Revenue Code (Section 422 provides certain
     tax advantages to the employee recipients).   The total number of shares
     of common stock available under the Plan may not exceed 200,000. At June 30, 2005 total options available to be granted under the Plan totaled 9,950, respectively. During the six months ended March
     31, 2005, the Company granted 40,084 options which were immediately exercised for services valued at $113,272.

     2002 Stock Option Plan - During 2002, the Board of Directors adopted a Stock Option Plan (the Plan). Under the terms and conditions of the Plan, the board is empowered to grant stock options to employees, officers, directors and consultants of the Company. Additionally, the Board will determine at the time of granting the vesting provisions and whether the options will qualify as Incentive Stock Options under
     Section 422 of the Internal Revenue Code (Section 422 provides certain
     tax advantages to the employee recipients).   The total number of shares
     of common stock available under the Plan may not exceed 1,000,000. At June 30, 2005, total options available to be granted under the Plan
     totaled 14,259.   During the Quarter ended March 31, 2004 the
     Company issued 90,210 options to purchase common stock at $1.38 to $2.09 per share that were immediately exercised for $162,846 in salaries.

     Warrants - A summary of the status of the warrants granted at June 30, 2005 and 2004 and changes during the six months then ended is presented below:
                                       June 30, 2005       June 30, 2004
                               _______________________ ______________________
                                      Weighted Average       Weighted Average
                               Shares   Exercise Price Shares  Exercise Price
                              _______________________________________________
  Outstanding at beginning of
    year                       786,174        $1.55    608,076         $1.28
       Granted               1,400,000        $1.83    824,174         $1.55
       Exercised               (94,339)       $1.55   (588,076)        $1.32
       Forfeited                     -            -          -             -
       Expired                       -            -          -             -
                            _________________________________________________
  Outstanding and exercisable
   at end of period          2,091,835        $1.73    844,174         $1.52
                            _________________________________________________

  On January 1, 2004, the Company recorded a $160,420 expense for the re-pricing of 408,076 warrants to purchase common stock from $1.50 per share to $1.00 per share and extending the expiration date of the warrants from January 1, 2004 to February 29, 2004.

          WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6   LOSS PER COMMON SHARE

  The following data show the amounts used in computing loss per share and the weighted average number of shares of common stock outstanding for the periods presented:
                                      For the Three          For the Six
                                       Months Ended         Months Ended
                                        June 30,             June 30,
                               ______________________  ______________________
                                    2005        2004      2005      2004
                               ___________ __________  ___________ __________
         Loss from continuing
         operations available
         to common shareholders
         (numerator)           $(691,061)$(1,081,146)$(3,906,858)$(2,358,086)
                               ___________ __________  ___________ __________
         Weighted average
         number of common
         shares outstanding
         during the period
         used in loss per share
         (denominator)          27,253,338 24,604,503   27,045,817 23,881,646
                               ___________ __________  ___________ __________


     At June 30, 2005, the Company had 2,091,835 warrants outstanding to purchase common stock of the Company at $.25 to $1.55 per share, a 8% convertible note payable wherein the holder could convert the note into a minimum of 50,000 shares of common stock and a 5% convertible note payable wherein the holder could convert the note into 933,333 shares, [See Note 4], which were not included in the loss per share computation because their effect would be anti-dilutive.

     At June 30, 2004, the Company had 844,174 warrants outstanding to purchase common stock of the Company at $.25 to $1.55 per share and a convertible note payable wherein the holder could convert the note into a minimum of 350,000 shares of common stock, [See Note 4], which were not included in the loss per share computation because their effect would be anti-dilutive.

NOTE 7   INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". SFAS No. 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at June 30, 2005 operating loss carryforwards of approximately $15,400,000 which may be applied against future taxable income and which expires in various years through 2025.

           WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7   INCOME TAXES (Continued)
     The amount of and ultimate realization of the benefits from the operating loss carryforward for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforward and significant changes in the ownership of the Company, a valuation allowance has been established equal to the tax effect of the loss carryforward and, therefore, no deferred tax asset has been recorded for the loss carryforward. The net deferred tax assets are approximately $5,200,000 as of June 30, 2005, with an offsetting valuation allowance of the same amount. The change in the valuation allowance for the period ended March 31, 2004 is approximately $300,000.

NOTE 8   GOODWILL

     As a result of the acquisition of the remaining 5% minority interest of Wizzard Software Corp. (Subsidiary), the Company recorded Goodwill of $1,191,967, which was immediately impaired.

NOTE 9   COMMITMENTS AND CONTINGENCIES

     Contingent Consideration for the Acquisition of MedivoxRX - In connection with the acquisition of assets of MedivoxRx Technologies
     The Parent will issue an additional 100,000 restricted common shares to the former stockholders if the Wizzard Merger Corp. achieves repeat sales of at least 250 units per month from at least 15 VA sites for three consecutive months with a specified gross margin.

     The Parent will also issue an additional 50,000 restricted common shares to the former stockholders of MediVoxRX if the Wizzard Merger Corp. pill bottle simultaneously loads the prescription while the label is being printed and is upon approval and acceptance by any Veterans
     Administration Hospital.

     The Parent will further issue an additional 625,000 restricted common shares to the former stockholders of MediVoxRX if the Wizzard Merger Corp. meets revenue and profit projections for the second year of operations forward from the April 23, 2004 acquisition date.

     In connection with the agreement with AT&T to sell to AT&T's OEM Natural Voices desktop product licenses, the Company is required to make minimum purchase of $125,000 per each six month period beginning July 2004 through June 2007.

     In connection with the agreement with IBM to sell IBM's OEM ViaVoice desktop products licenses the Company is required to make minimum purchases of $12,500 per quarter beginning July 2003 through June 2005.

     The Company is from time to time involved in routine legal and administrative proceedings and claims of various types. While any proceedings or claim contains an element of uncertainty, Management does not expect on our results of operations or financial position.

         WIZZARD SOFTWARE CORPORATION AND SUBSIDIARIES

  NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

 NOTE 9   COMMITMENTS AND CONTINGENCIES (Continued)

     Letter of Intent to Acquire - On March 18, 2005, we executed a Letter of Intent with Interim Health Care of Wyoming Inc., a Wyoming corporation ("Interim"). Under the Letter of Intent, we agreed to acquire all of Interim's assets in consideration of $868,000 in cash and $384,000 in "unregistered" and "restricted" shares of the Company's common stock, based on the average closing price of the Company's common stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. for the five business days following the date of the Letter of Intent. Seventy five percent of this additional payment will be in the form of "unregistered" and "restricted" shares of the Company's common stock and 25% will be in cash. In addition, Interim will receive additional payments of two times its earnings before interest, taxes, depreciation and amortization ("EBITDA") for:
     (i) any EBITDA during the calendar year ended December 31, 2005, which exceeds Interim's EBITDA of $288,000 for the calendar year ended December 31, 2004; and (ii) any EBITDA during the calendar year ended December 31, 2006, which exceeds Interim's EBITDA during the calendar year ended December 31, 2005.

NOTE 10   SUBSEQUENT EVENTS

     On August 1, 2005 the Company Issued 8,750 common shares for Consulting services valued at $17,325.

     On August 1, 2005 the Company issued 500,000 common shares for investor Relations services valued at $990,000.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------

     Pritchett, Siler & Hardy, P.C., of Salt Lake City, Utah, audited our financial statements for the fiscal year ended December 31, 2002, and reviewed our financial statements for the quarterly periods ended March 31, 2003; June 30, 2003; and September 30, 2003. These financial statements accompanied our Form 10-KSB Annual Report for the year ended December 31, 2002, and our Form 10-QSB Quarterly Reports for the quarters ended March 31, 2003; June 30, 2003; and September 30, 2003, which have been filed with the Securities and Exchange Commission.

     On January 22, 2004, our Board of Directors resolved to dismiss Pritchett, Siler & Hardy, P.C., as our principal independent accountant and to retain Gregory & Eldredge, LLC, (formerly known as "Gregory & Associates, LLC") Certified Public Accountants, of Salt Lake City, Utah, as our new principal independent accountant, and to audit our financial statements for the fiscal year ended December 31, 2003. Alan Gregory, CPA, the principal of Gregory & Eldredge, LLC, had been Pritchett, Siler & Hardy, P.C.'s engagement partner with respect to our company, and Mr. Gregory has recently left Pritchett, Siler & Hardy, P.C. to form his own firm. On January 27, 2004, we filed with the Securities and Exchange Commission a Current Report on Form 8-K with respect to this change in accountants.

     During the most recent fiscal year, and through the date of the Current Report, there were no disagreements between us and Pritchett, Siler & Hardy, P.C., whether resolved or not resolved, on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     With the exception of a "going concern" emphasis, the reports of Pritchett, Siler & Hardy, P.C. did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our most recent fiscal year, and through the date of the Current Report, Pritchett, Siler & Hardy, P.C. has not advised us that any of the following exists or is applicable:

     (1) That the internal controls necessary for us to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on our management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That our company needs to expand significantly the scope of our audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with our financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised us that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     During our most recent fiscal year, and through the date of the Current Report, we have not consulted Gregory & Eldredge, LLC, regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements or any other financial presentation whatsoever.

     We may continue our search for auditors whose business location is more closely proximate to the principal executive offices and the location where our principal business operations are conducted in Pittsburgh, Pennsylvania.


                           AVAILABLE INFORMATION
                           ---------------------

     We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information. Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

     We have filed Post-effective Amendment No. 2 to a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus. This prospectus is filed as part of that Post-effective amendment. It does not contain all of the information set forth in the post-effective amendment or the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the post-effective amendment and the registration statement and to the exhibits and schedules filed with it. You may inspect or copy these documents at the Public Reference Branch or on the Securities and Exchange Commission's web site.

------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.
          ------------------------------------------

     Section 7-109-102 of the Colorado Code authorizes a Colorado corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

      Unless limited by the Articles of Incorporation, Section 7-109-105 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 7-109-107 extends this right to officers of a corporation as well.

      Unless limited by the Articles of Incorporation, Section 7-109-103 requires that a corporation indemnify a director who was wholly successful in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

      Pursuant to Section 7-109-104, the corporation may advance a director's expenses incurred in defending any action or proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 7-109-102. Unless limited by the Articles of Incorporation, Section 7-109-107 extends this protection to officers of a corporation as well.

      Regardless of whether a director, officer, employee or agent has the right to indemnity under the Colorado Code, Section 7-109-108 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

      Article VIII of the Company's Bylaws reiterates the provisions of
Section 7-109-102 of the Colorado Code, and extends this protection to officers and employees of the Company. Article VIII also provides that a judgment or conviction, whether based upon a plea of guilty or nolo contendere or its equivalent, or after trial, shall not in and of itself be deemed to be an adjudication that such director, officer or employee is liable to the Company for negligence or misconduct in the performance of his or her duties. This determination can be made, at the option of the director, officer or employee seeking indemnification in any of the following manners: (a) order of the court or administrative agency having jurisdiction of the action, suit or proceeding; (b) resolution of a majority of the non-interested members of the Board of Directors; (c) if there is no quorum after excluding interested directors, by majority resolution of a committee of non-interested stockholders and directors appointed by the Board of Directors; (d) resolution of a majority of the quorum directors at any meeting; or (e) an order of any court having jurisdiction over the Company.

Item 25.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

     The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$   591.27*
  Legal fees and expenses....................................$10,000.00
  Accounting fees............................................$ 3,500.00
  Printing and engraving expenses............................$ 1,000.00
  Transfer agent fees........................................$   500.00
  Miscellaneous..............................................$   500.00
       Total.................................................$16,091.27

 * This registration fee was paid in connection with the filing of our registration statement on Form SB-2 on April 23, 2004.

  Item 26.  Recent Sales of Unregistered Securities.
            ----------------------------------------

     In December, 2002, we issued to ATTY Consulting 1,200,000 "unregistered" and "restricted" shares in exchange for consulting services valued at $480,000, based on the bid price of our common stock on the date of issuance. We believe that the offer and sale of these securities was exempt from the registration requirements of the Securities Act, pursuant to Sections 4(2) and 4(6) thereof, and Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

     The following table provides information about all "unregistered" and "restricted" securities that Wizzard has sold during the calendar years ended December 31, 2003, and 2004, which were not registered under the 1933 Act:


                  Date      Number of   Aggregate
Name of Owner   Acquired     Shares   Consideration
-------------   --------    --------- -------------
Great North        2-7-03    225,000  Retirement of debt totaling $96,525
Distributors, Inc.

The Agentry, LLC  3-30-03      6,098  Purchase of assets valued at $6,092
Gordon Berry      3-31-03    165,000  Retirement of debt totaling $97,421

Patty Plagman     3-31-03    394,000  Retirement of debt totaling $150,532


Armen Geronian    3-31-03    117,778  Retirement of debt totaling $39,476

Rubin Investment  3-26-03    100,000  $50,000 warrant exercise
Group, Inc.

Rubin Investment  3-27-03    500,000  $250,000 warrant exercise
Group, Inc.

Steven Pastor     5-15-03      5,000  Services valued at $3,500

Arthur Douglas    5-15-03    500,000  Services valued at $330,000
& Associates

Four individuals  5-15-03     35,000  Services valued at $24,150

Arthur Douglas    9-30-03    500,000  Consulting services valued at $245,000
& Associates

Three investors   1-16-04    824,176  $600,000

Arthur Douglas    3-25-04    250,000  Services valued at $825,000
& Associates

Four consultants   5-3-04    184,167  Services valued at $585,651

Three note         5-3-04     83,091  Payment of notes payable
holders

Three investors   5-17-04    824,176  $600,000

Six consultants    7-9-04    147,000  Services valued at $396,900

Stockholders of   8-30-04     50,375  Acquisition of MedivoxRx
MedivoxRx                             Technologies, Inc.
Technologies, Inc.

Three            10-11-04    207,700  Services valued at$353,090
consultants
Hobson, Lorenze, 11-24-04     50,000  Services valued at $85,000
Bowersock &
Associates


     In January, 2004, and May, 2004, we issued to the selling security holders warrants to purchase a total of 824,174 shares of our common stock at a price of $1.55 per share, exercisable for three years. As of April 4, 2005, a total of 152,500 of these warrants had been exercised. We also granted to Marc Lord a warrant to purchase 20,000 shares of our common stock at $0.25 per share, exercisable for three years.

     On February 8, 2005, we closed a Subscription Agreement by which three institutional investors (including Alpha Capital Aktiengesellschaft and Genesis Microcap Inc.) purchased:

     * promissory notes having a total principal amount of $1,400,000, convertible into shares of the Company's common stock at a price of $1.50 per share, and bearing an annual interest rate of five percent;

     * Class A Warrants to purchase a total of 466,667 shares of common stock at a price of $2.50 per share, exercisable for three years; and

     * Class B Warrants to purchase a total of 933,334 shares of common stock at a price of $1.50 per share, exercisable until 150 days after the effective date of the registration statement described below.

     On March 31, 2005, we filed a registration statement to register the shares issuable upon conversion of the promissory notes and the shares issuable upon exercise of the Class A Warrants and the Class B Warrants. As of May 31, 2005, the registration statement had not been declared effective.

     On February 11, 2005, we issued to Bruce Phifer 5,000 "unregistered" and "restricted" shares of our common stock in consideration of services valued at $12,200.

     On February 15, 2005, we issued 60,000 "unregistered" and "restricted" shares of our common stock to Arthur Douglas and Associates, in consideration of services valued at $141,000.

     On March 11, 2005, we issued to Bruce Phifer 10,000 "unregistered" and "restricted" shares of our common stock in consideration of services valued at $19,000.

     On May 25, 2005, we issued 100,000 "unregistered" and "restricted" shares of our common stock to Arthur Douglas and Associates, in consideration of services valued at $185,000.

     On May 25, 2005, we issued 12,000 "unregistered" and "restricted" shares of our common stock to Innsearch, in consideration for $22,200.

     On May 25, 2005, we issued 2,500 "unregistered" and "restricted" shares of our common stock to Patrick Grumbar, in consideration for $4,625.

Item 27.  Exhibits
          --------
     The following exhibits are filed as a part of this Registration
Statement:

Exhibit
Number      Description
------      ------------

 4.1  Subscription Agreement dated January 23, 2004*

 4.2  Warrant of Alpha Capital Aktiengesellschaft*

 4.3  Warrant of Genesis Microcap Inc.*

 4.4  Warrant of Stonestreet Limited Partnership*

 4.5  Amendment No. 1 to Subscription Agreement*

 5    Opinion of Branden T. Burningham, Esq. regarding legality*


23.1  Consent of Branden T. Burningham, Esq.*

23.3  Consent of Gregory & Eldredge, LLC

     * Incorporated by reference from our Registration Statement on Form SB-2, which was filed with the Securities and Exchange Commission on April 23, 2004, and which became effective on May 12, 2004.

Item 28.  Undertakings
          ------------

     Wizzard hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Pittsburgh, State of Pennsylvania, on August 18, 2005.


                                             Wizzard Software Corporation


Date: 8/18/2005                             By:  /s/ Christopher J. Spencer
      ---------                                 ---------------------------
                                                 CEO and President


     In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: 8/18/2005                               /s/ Christopher J. Spencer
      ---------                              ---------------------------
                                             CEO, President, Treasurer
                                             and Director

Date: 8/18/2005                              /s/William F. McLay
      ---------                              ---------------------------
                                             William F. McLay, Chief Financial
                                             Officer

Date: 8/18/2005                               /s/ Gordon Berry
      ---------                              -----------------
                                             Director and Controller


Date: 8/18/2005                               /s/ Armen Geronian
      ---------                              -------------------
                                             Director


Date: 8/18/2005                               /s/ Alan Costilo
      ---------                              -----------------
                                             Director